                                                                       Exhibit 1

                    Report of Independent Public Accountants



To The Kroll-O'Gara Company:


         We have audited the accompanying consolidated balance sheets of The KROLL-O'GARA COMPANY (Note 1) and subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1996 financial statements of Kroll Holdings, Inc., a company acquired during 1997 in a transaction accounted for as a pooling of interests, as discussed in Notes 1 and 3. Such statements are included in the consolidated financial statements of The Kroll-O'Gara Company and reflect total revenues of 45 percent of the 1996 consolidated totals. We also did not audit the 1996 or 1997 financial statements of Background America, Inc., a company acquired during 1999 in a transaction accounted for as a pooling of interests, as discussed in Note 3. Such statements are included in the consolidated financial statements of The Kroll-O'Gara Company and reflect total revenues of 1 percent in 1996 and total assets and total revenues of 3 percent and 2 percent, respectively, in 1997, of the consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to amounts included for Kroll Holdings, Inc. and Background America, Inc., respectively, is based solely upon the reports of the other auditors.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Kroll-O'Gara Company and subsidiaries as of December 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

         As explained in Note 2(s) to the consolidated financial statements, effective in the fourth quarter of 1997, the Company changed its method of accounting for costs incurred in connection with business process reengineering activities.


                                                             Arthur Andersen LLP
Cincinnati, Ohio
     November 15, 1999

                          INDEPENDENT AUDITORS' REPORT


The Stockholders of
Kroll Holdings, Inc.

         We have audited the consolidated statements of operations, changes in stockholders' equity and cash flows (not presented separately herein) of Kroll Holdings, Inc. (the "Company") and subsidiaries for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financials statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the results of the Company's and subsidiaries' operations and their cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/Deloitte & Touche LLP


New York, New York
March 13, 1997
(August 8, 1997 as to Notes 7 and 17)

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Background America, Inc.
Nashville, Tennessee

We have audited the consolidated balance sheet of Background America, Inc. and subsidiaries (the "Company") as of December 31, 1997, and the related consolidated statements of operations, redeemable preferred stock and other shareholders' equity (deficit) and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements (not presented separately herein) present fairly, in all material respects, the financial position of Background America, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.


/s/Deloitte & Touche LLP


December 18, 1998
(January 21, 1999 as to
first paragraph of
Note 15)

                            THE KROLL-O'GARA COMPANY


                           CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1997 AND 1998


                                                                                          1997                  1998
                                                                                          ----                  ----
ASSETS (NOTE 7)

CURRENT ASSETS:
     Cash and cash equivalents                                                       $  12,370,463         $  13,894,481
     Marketable securities                                                                  22,969            13,285,322
     Trade accounts receivable, net of allowance for doubtful accounts of approximately $2,993,471 and $2,426,824 in 1997 and 1998, respectively
       (Notes 2 and 4)                                                                  33,653,105            48,937,044
     Unbilled revenues (Note 2)                                                          3,081,481             7,766,015
     Related party receivables (Note 6)                                                  1,192,311             2,763,108
     Costs and estimated earnings in excess of billings on uncompleted
       contracts (Note 4)                                                               11,897,801            26,408,097
     Inventories (Note 4)                                                               16,665,644            18,607,062
     Prepaid expenses and other                                                          5,367,244             7,748,236
     Deferred tax asset (Note 5)                                                           572,697                    --
     Net current assets of discontinued operations (Note 17)                             6,026,768             6,836,920
                                                                                     -------------         -------------
                  Total current assets                                                  90,850,483           146,246,285
                                                                                     -------------         -------------

PROPERTY, PLANT AND EQUIPMENT, at cost (Notes 2 and 8):
     Land                                                                                1,827,507             1,856,003
     Buildings and improvements                                                          8,081,013             8,271,967
     Leasehold improvements                                                              5,212,513             6,330,363
     Furniture and fixtures                                                              4,717,170             6,007,570
     Machinery and equipment                                                            14,376,494            19,654,119
     Construction-in-progress                                                            1,050,451             2,915,135
                                                                                     -------------         -------------
                                                                                        35,265,148            45,035,157
     Less- accumulated depreciation                                                    (17,201,078)          (20,462,991)
                                                                                     -------------         -------------
                                                                                        18,064,070            24,572,166
                                                                                     -------------         -------------

DATABASES, net of accumulated amortization of $19,505,625 and $22,788,857 in
   1997 and 1998, respectively (Note 2)                                                  8,335,211             9,238,903

COSTS IN EXCESS OF ASSETS ACQUIRED AND OTHER INTANGIBLE ASSETS, net of
   accumulated amortization of $1,569,325 and $3,986,506 in 1997 and 1998, respectively
   (Notes 2 and 3)                                                                      24,130,294            59,152,915

OTHER ASSETS:
     Other assets (Note 4)                                                               2,985,629             4,882,416
     Net non-current assets of discontinued operations (Note 17)                         4,704,972             4,274,853
                                                                                     -------------         -------------
                                                                                        40,156,106            77,549,087
                                                                                     -------------         -------------

                                                                                     $ 149,070,659         $ 248,367,538
                                                                                     =============         =============

           The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                            THE KROLL-O'GARA COMPANY


                           CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1997 AND 1998

                                                                                            1997                  1998
                                                                                            ----                  ----
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Revolving lines of credit (Note 7)                                                $     559,112         $          --
     Current portion of long-term debt (Note 8)                                            4,038,080             2,000,299
     Trade accounts payable                                                               27,522,836            32,557,585
     Related party payables (Note 6)                                                       1,381,651               353,233
     Billings in excess of costs and estimated earnings on uncompleted
       contracts                                                                             250,870               182,656
     Accrued liabilities (Note 4)                                                         14,356,880            20,750,473
     Income taxes currently payable                                                          845,753               760,340
     Deferred income taxes (Note 5)                                                               --               781,575
     Customer deposits                                                                     3,566,097             3,970,607
                                                                                       -------------         -------------
                  Total current liabilities                                               52,521,279            61,356,768

OTHER LONG-TERM LIABILITIES                                                                1,532,730             1,542,588

DEFERRED INCOME TAXES (Note 5)                                                             2,514,606             1,625,363

LONG-TERM DEBT, net of current portion (Note 8)                                           49,641,484            39,346,555
                                                                                       -------------         -------------

                  Total liabilities                                                      106,210,099           103,871,274
                                                                                       -------------         -------------

COMMITMENTS AND CONTINGENCIES (Notes 9, 12 and 17)

SHAREHOLDERS' EQUITY (Note 1):
     Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued                    --                    --
     Common stock, $.01 par value, 50,000,000 shares authorized, 15,679,545 and
       21,584,872 shares issued and outstanding in 1997 and 1998, respectively               156,795               215,848
     Additional paid-in-capital                                                           65,837,989           157,229,936
     Retained deficit                                                                    (22,750,314)          (10,964,249)
     Deferred compensation                                                                        --            (1,113,936)
     Accumulated other comprehensive income (loss)                                          (383,910)             (871,335)
                                                                                       -------------         -------------
                  Total shareholders' equity                                              42,860,560           144,496,264
                                                                                       -------------         -------------

                                                                                       $ 149,070,659         $ 248,367,538
                                                                                       =============         =============

           The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                            THE KROLL-O'GARA COMPANY


                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998



                                                                                        1996             1997             1998
                                                                                        ----             ----             ----

NET SALES                                                                          $ 158,924,026    $ 192,886,256    $ 254,542,779
COST OF SALES                                                                        113,264,162      128,900,762      164,290,540
                                                                                   -------------    -------------    -------------
                  Gross profit                                                        45,659,864       63,985,494       90,252,239
OPERATING EXPENSES:
     Selling and marketing                                                            10,032,952       13,349,843       19,473,085
     General and administrative                                                       27,341,791       33,417,926       41,821,029
     Asset impairment (Note 2(i))                                                        124,531               --               --
     Merger related costs                                                                     --        7,204,926        5,727,358
                                                                                   -------------    -------------    -------------
                  Operating expenses                                                  37,499,274       53,972,695       67,021,472
                                                                                   -------------    -------------    -------------
                  Operating income                                                     8,160,590       10,012,799       23,230,767
OTHER INCOME (EXPENSE):
     Interest expense                                                                 (3,049,397)      (4,877,417)      (4,382,010)
     Interest income                                                                       6,167          173,079        1,273,218
     Other, net                                                                          329,304         (278,164)         342,492
                                                                                   -------------    -------------    -------------
                  Income from continuing operations before minority interest, provision for income taxes, extraordinary item and
                    cumulative effect of change in accounting principle                5,446,664        5,030,297       20,464,467
     Minority interest                                                                        --          156,223               --
                                                                                   -------------    -------------    -------------
                  Income from continuing operations before provision for income taxes, extraordinary item and cumulative effect of change in
                    accounting principle                                               5,446,664        4,874,074       20,464,467
     Provision for income taxes                                                          365,547        3,304,993        7,352,931
                                                                                   -------------    -------------    -------------
                  Income from continuing operations before extraordinary item
                    and cumulative effect of change in accounting principle            5,081,117        1,569,081       13,111,536
     Discontinued operations (Note 2(h) and 17(a)):
          Loss from operations of discontinued clinical business, net of tax
            benefit of $257,904                                                         (500,636)              --               --
          Loss on disposal of clinical business, net of tax benefit of $489,420         (773,580)              --               --
          Income (loss) from operations of discontinued voice and data
            communications group, net (Note 17(a))                                       332,595         (305,207)      (1,325,471)
                                                                                   -------------    -------------    -------------
                  Income before extraordinary item and cumulative effect of
                    change in accounting principle                                     4,139,496        1,263,874       11,786,065
     Extraordinary loss, net of applicable tax benefit of $129,250 (Note 7)                   --         (193,875)              --
                                                                                   -------------    -------------    -------------
                  Income before cumulative effect of change in accounting
                    principle                                                          4,139,496        1,069,999       11,786,065
     Cumulative effect of change in accounting principle, net of applicable tax
       benefit of $240,000 (Note 2(s))                                                        --         (360,000)              --
                                                                                   -------------    -------------    -------------
                  Net income                                                       $   4,139,496    $     709,999    $  11,786,065
                                                                                   =============    =============    =============
     Earnings per share (Note 2(p)):
         Basic                                                                     $        0.34             0.05             0.61
                                                                                   =============    =============    =============
         Diluted                                                                   $        0.31             0.05             0.59
                                                                                   =============    =============    =============
     Weighted average shares outstanding (Note 2(p)):
         Basic                                                                        12,111,996       14,750,676       19,336,580
                                                                                   =============    =============    =============
         Diluted                                                                      12,670,478       15,560,050       19,908,206
                                                                                   =============    =============    =============



           The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                            THE KROLL-O'GARA COMPANY


                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998



                                                                                COMPREHENSIVE                          ADDITIONAL
                                                                 SHARES            INCOME          COMMON STOCK     PAID-IN CAPITAL
                                                                 ------            ------          ------------     ---------------
BALANCE, December 31, 1995, as previously reported              10,020,277                          $  70,534       $  22,040,722
Adjustment for pooling of interests (Note 3)                       997,313                              9,973           5,382,992
                                                                ----------                          ---------       -------------
BALANCE, December 31, 1995, as restated                         11,017,590                             80,507          27,423,714
Distributions to shareholders, prior to the offering                    --                                 --                  --
Sale of common stock between shareholders prior to the
   offering                                                             --                                 --              39,780
Issuances of stock under employee benefit plans (Note 11)          528,308                              4,073             911,813
Public and private offerings of common stock, net of
   issuance costs of approximately $3,550,000                    2,451,444                             55,393          15,477,924
Distribution of previously taxed S Corp earnings to S
   Corp shareholders                                                    --                                 --                  --
Issuance of stock in conjunction with acquisition of
   business                                                         37,809                                378             290,193
Forgiveness of affiliate obligation (Note 6)                            --                                 --                  --

Comprehensive income:
   Net income                                                           --       $  4,139,496              --                  --
                                                                                 ------------
   Other comprehensive income, net of tax:
     Foreign currency translation adjustment, net of
       $237,000 tax benefit                                             --           (355,534)             --                  --
     Unrealized appreciation of marketable securities,
       net of $9,000 tax provision                                      --             14,167              --                  --
                                                                                 ------------
     Other comprehensive income (loss)                                  --           (341,367)             --                  --
                                                                                 ------------
         Comprehensive income                                           --       $  3,798,129              --                  --
                                                                ----------       ============       ---------       -------------

BALANCE, December 31, 1996                                      14,035,151                            140,351          44,143,424
Issuances of stock under employee benefit plans,
   including related tax benefit (Note 11)                         750,725                              7,507           6,301,276
Issuance of stock in conjunction with the acquisition of
   businesses and minority interest (Note 3)                       823,371                              8,234           9,695,009
Issuance of stock in conjunction with the settlement of a
   note payable                                                     21,721                                217             232,282
Private offering of common stock, net of issuance cost of
   $36,373                                                         307,613                              3,076           5,964,976
Purchase and retirement of common stock  (Note 11 (c))            (259,036)                            (2,590)           (498,978)
Comprehensive income:
   Net income                                                           --       $    709,999              --                  --
                                                                                 ------------
   Other comprehensive income, net of tax:
     Foreign currency translation adjustment, net of
       $157,000 tax benefit                                             --           (236,393)             --                  --
     Unrealized depreciation of marketable securities,
       net of $2,400 tax benefit                                        --             (3,698)             --                  --
                                                                                 ------------
     Other comprehensive income (loss)                                  --           (240,091)             --                  --
                                                                                 ------------
         Comprehensive income                                           --       $    469,908              --                  --
                                                                ----------       ============       ---------       -------------

BALANCE, December 31, 1997                                      15,679,545                            156,795          65,837,989
Public and private offerings of common stock, net of
   issuance costs of approximately $1,431,000                    4,716,757                             47,168          68,289,755
Net issuances of stock under employee benefit plans,
   including related tax benefit (Note 11)                         428,625                              4,286           4,473,859
Issuance of stock in conjunction with the acquisition of
   businesses (Note 3)                                             767,416                              7,674          17,602,830
Exercise of stock put option (Note 3)                               (7,471)                               (75)           (166,593)
Deferred compensation related to stock options                          --                                 --           1,192,096
Comprehensive income:
   Net income                                                           --       $ 11,786,065              --                  --
                                                                                 ------------
   Other comprehensive income, net of tax:
     Foreign currency translation adjustment, net of
       $318,000 tax benefit                                             --           (476,956)             --                  --
     Reclassification adjustment for gain on securities
       included in net income, net of $7,000 tax benefit                --            (10,469)             --                  --
                                                                                 ------------
     Other comprehensive income (loss)                                  --           (487,425)             --                  --
                                                                                 ------------
         Comprehensive income                                           --       $ 11,298,640              --                  --
                                                                ----------       ============       ---------       -------------
BALANCE, December 31, 1998                                      21,584,872                          $ 215,848       $ 157,229,936
                                                                ==========                          =========       =============



                                                                                                  ACCUMULATED OTHER
                                                                 RETAINED           DEFERRED        COMPREHENSIVE
                                                                  DEFICIT        COMPENSATION       INCOME (LOSS)         TOTAL
                                                                  -------        ------------       -------------         -----
BALANCE, December 31, 1995, as previously reported             $(17,652,332)      $         --       $ 197,548       $   4,656,472
Adjustment for pooling of interests (Note 3)                      1,354,779                 --              --           6,747,744
                                                               ------------       ------------       ---------       -------------
BALANCE, December 31, 1995, as restated                         (16,297,553)                --         197,548          11,404,216
Distributions to shareholders, prior to the offering               (230,000)                --              --            (230,000)
Sale of common stock between shareholders prior to the
   offering                                                              --                 --              --              39,780
Issuances of stock under employee benefit plans (Note 11)                --                 --              --             915,886
Public and private offerings of common stock, net of
   issuance costs of approximately $3,550,000                                                               --          15,533,317
Distribution of previously taxed S Corp earnings to S
   Corp shareholders                                             (9,000,000)                --              --          (9,000,000)
Issuance of stock in conjunction with acquisition of
   business                                                              --                 --              --             290,571
Forgiveness of affiliate obligation (Note 6)                        122,000                 --              --             122,000

Comprehensive income:
   Net income                                                     4,139,496                 --              --           4,139,496
   Other comprehensive income, net of tax:
     Foreign currency translation adjustment, net of
       $237,000 tax benefit                                              --                 --              --                  --
     Unrealized appreciation of marketable securities,
       net of $9,000 tax provision                                       --                 --              --                  --
     Other comprehensive income (loss)                                   --                 --        (341,367)           (341,367)
         Comprehensive income                                            --                 --              --                  --
                                                               ------------       ------------       ---------       -------------
BALANCE, December 31, 1996                                      (21,266,057)                --        (143,819)         22,873,899
Issuances of stock under employee benefit plans,
   including related tax benefit (Note 11)                               --                 --              --           6,308,783
Issuance of stock in conjunction with the acquisition of
   businesses and minority interest (Note 3)                             --                 --              --           9,703,243
Issuance of stock in conjunction with the settlement of a
   note payable                                                          --                 --              --             232,499
Private offering of common stock, net of issuance cost of
   $36,373                                                               --                 --              --           5,968,052
Purchase and retirement of common stock  (Note 11 (c))           (2,194,256)                --              --          (2,695,824)
Comprehensive income:
   Net income                                                       709,999                 --              --             709,999
   Other comprehensive income, net of tax:
     Foreign currency translation adjustment, net of
       $157,000 tax benefit                                              --                 --              --                  --
     Unrealized depreciation of marketable securities,
       net of $2,400 tax benefit                                         --                 --              --                  --
     Other comprehensive income (loss)                                   --                 --        (240,091)           (240,091)
         Comprehensive income                                            --                 --              --                  --
                                                               ------------       ------------       ---------       -------------
BALANCE, December 31, 1997                                      (22,750,314)                --        (383,910)         42,860,560
Public and private offerings of common stock, net of
   issuance costs of approximately $1,431,000                            --                 --              --          68,336,923
Net issuances of stock under employee benefit plans,
   including related tax benefit (Note 11)                               --                 --              --           4,478,145
Issuance of stock in conjunction with the acquisition of
   businesses (Note 3)                                                   --                 --              --          17,610,504
Exercise of stock put option (Note 3)                                    --                 --              --            (166,668)
Deferred compensation related to stock options                           --         (1,113,936)             --              78,160
Comprehensive income:
   Net income                                                    11,786,065                 --              --          11,786,065
   Other comprehensive income, net of tax:
     Foreign currency translation adjustment, net of
       $318,000 tax benefit                                              --                 --
     Reclassification adjustment for gain on securities
       included in net income, net of $7,000 tax benefit                 --                 --              --                  --
     Other comprehensive income (loss)                                   --                 --        (487,425)           (487,425)
         Comprehensive income                                            --                 --              --                  --
                                                               ------------       ------------       ---------       -------------
BALANCE, December 31, 1998                                     $(10,964,249)      $ (1,113,936)      $(871,335)      $ 144,496,264
                                                               ============       ============       =========       =============



   The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                            THE KROLL-O'GARA COMPANY


                 CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 15)

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                                                            1996           1997            1998
                                                                                            ----           ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                        $  4,139,496    $    709,999    $ 11,786,065
     Adjustments to reconcile net income to net cash provided by (used in)
       continuing operations-
         Loss (income) from discontinued operations                                        (332,595)        305,207       1,325,471
         Depreciation and amortization                                                    5,367,412       6,564,382       8,859,778
         Bad debt expense                                                                 8,508,317       2,034,151       1,242,355
         Shareholder stock compensation                                                     930,846       1,356,280              --
         Loss on write-off of notes receivable                                                   --          35,434              --
         Share in net income of joint ventures                                              (19,224)       (121,650)             --
         Gain on sale of marketable securities                                             (108,646)        (14,503)        (10,469)
         Asset impairment                                                                   174,531              --              --
         Disposal of clinical business                                                    1,263,000              --              --
         Noncash compensation expense                                                            --              --         226,074
     Change in assets and liabilities, net of effects of acquisitions and dispositions-
         Receivables-trade and unbilled                                                  (6,283,517)     (6,352,176)    (12,083,029)
         Costs and estimated earnings in excess of billings on uncompleted contracts     (7,237,435)      3,290,709     (14,510,296)
         Inventories, prepaid expenses and other assets                                  (2,029,409)     (6,001,920)     (4,713,109)
         Accounts payable and income taxes currently payable                              1,627,688       8,389,338       2,324,655
         Billings in excess of costs and estimated earnings on uncompleted contracts       (653,807)       (801,365)        (68,214)
         Amounts due to/from related parties                                               (472,124)        412,999      (2,457,191)
         Deferred taxes                                                                  (1,150,316)       (156,892)       (838,668)
         Accrued liabilities, long-term liabilities and customer deposits                 4,760,140          81,167      (2,493,890)
                                                                                       ------------    ------------    ------------
                 Net cash provided by (used in) continuing operations                     8,484,357       9,731,160     (11,410,468)
                                                                                       ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and equipment, net                                     (3,791,965)     (5,970,849)     (7,362,975)
     Additions to databases                                                              (3,250,360)     (3,856,914)     (4,186,924)
     Decrease in notes receivable - shareholder                                             233,253              --              --
     Acquisitions, net of cash acquired (Note 3)                                         (2,710,851)    (10,710,128)    (18,595,996)
     Sale (purchases) of marketable securities, net                                         200,313          35,424     (13,262,353)
     Other                                                                                 (216,711)        266,004              --
                                                                                       ------------    ------------    ------------
                 Net cash used in investing activities of continuing operations          (9,536,321)    (20,236,463)    (43,408,248)
                                                                                       ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Loan financing fees                                                                         --        (723,727)             --
     Net repayments under revolving lines of credit                                        (252,818)     (9,376,835)       (559,112)
     Proceeds from debt                                                                     179,569      44,902,987         284,877
     Payments of long-term debt                                                          (3,245,524)    (10,042,503)    (13,662,425)
     Proceeds from notes payable - shareholder                                            3,240,000       1,261,000              --
     Repayment of notes payable - shareholder                                              (803,745)     (8,107,641)       (176,057)
     Net proceeds from issuance of common stock                                          15,533,317       4,914,317      68,336,923
     Purchase and retirement of stock                                                            --      (2,695,824)       (166,668)
     Foreign currency translation                                                           (46,185)       (189,497)       (548,602)
     Distributions to shareholders                                                       (9,230,000)             --              --
     Proceeds from exercise of stock options and warrants                                       445       2,780,966       4,478,145
                                                                                       ------------    ------------    ------------
                 Net cash provided by financing activities of continuing operations       5,375,059      22,723,243      57,987,081
                                                                                       ------------    ------------    ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 4,323,095      12,217,940       3,168,365
Effects of foreign currency exchange rates on cash and cash equivalents                      34,032         (75,931)        106,049
Net cash used in discontinued operations                                                 (3,817,805)     (5,276,535)     (1,750,396)
                                                                                       ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, beginning of year                                              4,965,667       5,504,989      12,370,463
                                                                                       ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, end of year                                                 $  5,504,989    $ 12,370,463    $ 13,894,481
                                                                                       ============    ============    ============

           The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                            THE KROLL-O'GARA COMPANY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998



(1)    Nature of Operations and Basis of Presentation-

       The Kroll-O'Gara Company, an Ohio corporation, together with its subsidiaries (collectively the "Company"), is a leading global provider of a broad range of specialized products and services that are designed to provide solutions to a variety of security needs. The Company's Security Products and Services Group markets ballistic and blast protected vehicles and security services. The Investigations and Intelligence Group offers business intelligence and investigation services. The Information Security Group offers information and computer security services, including network and system security review and repair. See Note 17(a) for a discussion of the discontinuance of the Voice and Data Communications Group.

       The Company was originally formed in 1996 for the purposes of becoming a holding company, effecting a reorganization and a combination of certain affiliated entities and carrying out an initial public offering of common stock. On October 28, 1996, various O'Gara entities (primarily O'Gara-Hess & Eisenhardt Armoring Company (OHE)) and their related shareholders (primarily one shareholder who owned or controlled approximately 86% to 88% of each entity) entered into the reorganization plan. Accordingly, the accompanying consolidated financial statements present, as a combination of entities under common control as if using the pooling method of accounting, the financial position and related results of operations of the O'Gara entities on a consolidated basis for all periods presented.

       In December 1997, a wholly owned subsidiary of The O'Gara Company (O'Gara) was merged into Kroll Holdings, Inc. (Kroll). At the time of the merger, the Company's name was changed from The O'Gara Company to The Kroll-O'Gara Company. The consolidated financial statements include the historical consolidated financial statements of the Company (and the businesses it has acquired, since their respective dates of acquisition, under the purchase method of accounting) and the financial position, results of operations and cash flows of entities which were merged with the Company in connection with pooling of interests business combinations (See Note 3).

(2)    Summary of Significant Accounting Policies-

       (a) Consolidation--The consolidated financial statements include the accounts of all majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated. Investments in 20% to 50% owned entities are accounted for on the equity method and investments in less than 20% owned entities are accounted for on the cost method. Affiliated entities are not included in the accompanying consolidated financial statements, and include entities that are directly or indirectly owned by current shareholders or former shareholders.

       (b) Revenue Recognition--Revenue related to contracts for security products (both government and commercial) results principally from long-term fixed price contracts and is recognized on the percentage-of-completion method calculated utilizing the cost-to-cost approach. The percent deemed to be complete is calculated by comparing the costs incurred to date to estimated total costs for each contract. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. However, adjustments to this measurement are made when management believes that costs incurred materially exceed effort expended. Contract costs include all direct material and labor costs, along with certain direct overhead costs related to contract production.

           Provisions for any estimated total contract losses on uncompleted contracts are recorded in the period in which it becomes known that such losses will occur. Changes in estimated total contract costs will result in revisions to contract revenue. These revisions are recognized when determined.

           Revenue from intelligence and investigation services and information security services is recognized as the services are performed. The Company records either billed or unbilled accounts receivable based on case-by-case invoicing determination.

       (c) Cash and Cash Equivalents--Cash equivalents consist of all highly liquid debt instruments with an initial maturity of three months or less at the date of purchase. The Company invests excess cash in overnight repurchase agreements, which are government collateralized securities. The carrying amount of cash and cash equivalents approximates fair value of those instruments due to their short maturity.

       (d) Marketable Securities--The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS 115) for the year ended December 31, 1996. Under SFAS 115, the Company must classify its debt and marketable securities as either trading, available-for-sale or held-to-maturity. The Company's marketable security investments consist largely of available-for-sale municipal obligations. These securities are valued at current market value, which approximates cost.

           Unrealized holding gains and losses, net of the related income tax effect on the available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized. The Company recorded an unrealized net loss of $3,698 as of December 31, 1997. There were no such unrealized gains (losses) as of December 31, 1998.

       (e) Concentrations of Credit Risk--Financial instruments that subject the Company to credit risk consist principally of trade receivables. Concentrations of credit risk with respect to accounts receivable are limited by the number of clients that comprise the Company's client base, along with the different industries and geographic regions in which the Company's clients operate. The Company does not generally require collateral or other security to support client receivables, although the Company does require retainers, up-front deposits or irrevocable letters-of-credit in many situations. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past history. Management does not anticipate incurring losses on its trade receivables in excess of established allowances.

       (f) Property, Plant and Equipment--Property, plant and equipment are stated at cost. Depreciation is computed on both straight-line and accelerated methods over the estimated useful lives of the related assets as follows:

                   Buildings and improvements                 5 - 40 years
                   Furniture and fixtures                     5 - 10 years
                   Machinery and equipment                    5 - 12 years
                   Leasehold improvements                    Life of lease
                   Vehicles                                        5 years

       (g) Databases--Databases are capitalized costs incurred to obtain information from third party providers. The Company relies on this information to create and maintain its proprietary and non-proprietary databases. Because of the continuing accessibility of the information and its usefulness to future investigative procedures, the cost of acquiring the information is capitalized and amortized over a five year period. Amortization of databases for the years ended December 31, 1996, 1997 and 1998 was $2,949,134,
           $2,937,152 and $3,283,232, respectively.

       (h) Discontinued Operation - Clinical Business--In connection with the acquisition of a company specializing in forensic and clinical testing and analysis, the Company shut down the clinical operations effective in the fourth quarter of 1996. The Company had intended to sell the clinical business, however, negotiations with three potential buyers failed. The revenues related to the discontinued clinical operation for the year ended December 31, 1996 were approximately $3,413,000. The related operating loss and shut down expenses of the clinical business are included in the accompanying consolidated statements of operations as "loss from operations of discontinued clinical business" and "loss on disposal of clinical business," respectively.

       (i) Impairment of Long-Lived Assets--Effective January 1, 1996, the Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). This standard requires that long-lived assets, certain identifiable intangibles and goodwill related to those assets be reviewed for impairment by asset group for which the lowest level of independent cash flows can be identified. In accordance with this standard, the Company periodically reviews the carrying value of these assets and impairments are recognized when the expected undiscounted future cash flows are less than the carrying amount of the asset. Based on its most recent analysis, the Company believes no impairment exists at December 31, 1998. However, it is possible, due to a change in circumstances, that carrying values could become impaired in the future. Such impairment could have a material effect on the results of operations in a particular reporting period.

           The adoption of SFAS 121 in 1996 resulted in no adjustment to the consolidated financial statements of the Company. However, during the fourth quarter of 1996, the Company made a decision to hold for sale a former laboratory building, which resulted in an impairment of approximately $111,000 being recorded, which reduced the net book value of the building to $225,000. This impairment, in addition to an approximate $13,000 laboratory equipment impairment, is included in "asset impairment" in the accompanying consolidated statements of operations.

       (j) Costs in Excess of Assets Acquired--Costs in excess of assets acquired represents the excess of the purchase cost over the fair value of net assets acquired in a purchase business combination. Costs in excess of assets acquired, net of accumulated amortization, as of December 31, 1997 and December 31, 1998 were $17,521,721 and $49,422,735, respectively. Amortization is recorded on a straight-line basis over periods ranging from 15 to 40 years. Amortization of costs in excess of assets acquired for the years ended December 31, 1996, 1997 and 1998 was $162,288, $605,823 and
           $1,471,975 respectively.

       (k) Other Intangible Assets--Other intangible assets, comprised mainly of customer lists and non-compete agreements, are amortized on a straight-line basis. Customer lists are amortized over a fifteen year period and the non-compete agreements are amortized over the lives of the respective agreements, which range from six months to five years. Other intangible assets, net of accumulated amortization, as of December 31, 1997 and December 31, 1998 were $6,608,573 and $9,730,180, respectively. Amortization of other intangible assets for the years ended December 31, 1996, 1997 and 1998 was $147,396, $348,898 and $945,202, respectively.

       (l) Foreign Currency Translation--Assets and liabilities of foreign operations are translated using year-end exchange rates and revenues and expenses are translated using exchange rates prevailing during the year, with gains or losses resulting from translation included in a separate component of shareholders' equity.

           Gains or losses resulting from foreign currency transactions are translated to local currency at the rates of exchange prevailing at the dates of the transactions. Amounts receivable or payable in foreign currencies, other than the subsidiary's local currency, are translated at the rates of exchange prevailing at the balance sheet date. The effect of transactional gains or losses is included in other income (expense) in the accompanying consolidated statements of operations.

       (m) Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (n) Research and Development--Research and development costs are expensed as incurred. The Company incurred approximately $130,000, $121,000 and $537,000 for the years ended December 31, 1996, 1997 and 1998, respectively, for research and development. These costs are included in general and administrative expenses in the accompanying consolidated statements of operations.

       (o) Advertising--The Company expenses the cost of advertising as incurred. Advertising expenses for the years ended December 31, 1996, 1997 and 1998 were approximately $757,028, $992,996 and $1,805,233, respectively.

       (p) Earnings Per Share--In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS
           128). In accordance with SFAS 128, basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Dilutive common stock equivalents represent shares issuable upon assumed exercise of stock options and warrants, assumed issuance of restricted stock and assumed conversion of the convertible note payable.

           The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the years ended December 31, 1996, 1997 and 1998:

                                                                 YEAR ENDED DECEMBER 31, 1996
                                                      ------------------------------------------------------
                                                        INCOME                 SHARES              PER SHARE
                                                      (NUMERATOR)          (DENOMINATOR)             AMOUNT
                                                      -----------          -------------             ------
      Basic earnings per share                        $4,139,496             12,111,996              $0.34
                                                                                                     =====
      Effect of dilutive securities:
           Options                                            --                136,505
           Restricted stock                             (162,443)               287,482
           Warrants                                           --                102,061
           Convertible note payable                           --                 32,434
                                                      ----------             ----------
      Diluted earnings per share                      $3,977,053             12,670,478              $0.31
                                                      ==========             ==========              =====

                                                                 YEAR ENDED DECEMBER 31, 1997
                                                      ------------------------------------------------------
                                                        INCOME                 SHARES              PER SHARE
                                                      (NUMERATOR)          (DENOMINATOR)             AMOUNT
                                                      -----------          -------------             ------
      Basic earnings per share                         $709,999             14,750,676                $0.05
                                                                                                      =====
      Effect of dilutive securities:
           Options                                           --                254,575
           Restricted stock                                  --                443,152
           Warrants                                          --                 97,425
           Convertible note payable                          --                 14,222
                                                       --------             ----------
      Diluted earnings per share                       $709,999             15,560,050                $0.05
                                                       ========             ==========                =====


                                                                 YEAR ENDED DECEMBER 31, 1998
                                                      ------------------------------------------------------
                                                        INCOME                 SHARES              PER SHARE
                                                      (NUMERATOR)          (DENOMINATOR)             AMOUNT
                                                      -----------          -------------             ------
      Basic earnings per share                       $11,786,065           19,336,580               $0.61
                                                                                                    =====
      Effect of dilutive securities:
           Options                                            --              568,849
           Warrants                                           --                2,777
                                                     -----------           ----------
      Diluted earnings per share                     $11,786,065           19,908,206               $0.59
                                                     ===========           ==========               =====

           Basic and diluted earnings per share based on income from continuing operations were $0.42 and $0.39, respectively, for the year ended December 31, 1996. The basic and diluted per share impact of the discontinued operations was $0.08.

           Basic and diluted earnings per share based on income from continuing operations before extraordinary item and cumulative effect of change in accounting principle were $0.11 and $0.10, respectively, for the year ended December 31, 1997. The basic and diluted per share impact of the discontinued operation was $0.02, the extraordinary item was $0.01 and the basic and diluted per share impact of the change in accounting principle were $0.03 and $0.02, respectively.

           Basic and diluted earnings per share based on income from continuing operations were $0.68 and $0.66, respectively, for the year ended December 31, 1998. The basic and diluted per share impact of the discontinued operation was $0.07.

           During 1997, 66,000 warrants to purchase a total of 27,746 shares of common stock of the Company at $7.20 per warrant were outstanding but were not included in the computation of diluted earnings per share because the warrants' exercise price was greater than the average market price of the common shares.

           During 1998, 11,666 warrants to purchase an equivalent amount of shares of common stock of the Company at $25.69 per warrant were outstanding but were not included in the computation of diluted earnings per share because the warrants' exercise price was greater than the average market price of the common shares.

       (q) New Accounting Pronouncements--In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. The Company has chosen to disclose comprehensive income, which encompasses net income, foreign currency translation adjustments and unrealized holding gains of marketable securities, in the consolidated statements of shareholder's equity. Prior years have been restated to conform to the SFAS 130 requirements. The accumulated other comprehensive income (loss) balance of ($0.1) million at December 31, 1996 consisted of ($0.2) million of foreign currency translation adjustments and $0.01 million of unrealized appreciation of marketable securities. The accumulated other comprehensive income (loss) balance of ($0.4) million at December 31, 1997 consisted of ($0.4) million of foreign currency translation adjustments and $0.01 million of unrealized appreciation of marketable securities. The accumulated other comprehensive income
           (loss) balance of ($0.9) million at December 31, 1998 consisted entirely of foreign currency translation adjustments.

           In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS 131), effective for fiscal years beginning after December 15, 1997. This statement requires disclosure for each segment into which a company is organized by the chief operating decision maker for the purposes of making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure and any manner in which management disaggregates a company. The Company adopted SFAS 131 during fiscal 1998. This statement, which requires expansion or modification to existing disclosures, had no impact on the Company's reported consolidated financial position, results of operations or cash flows.

           In April 1998, the American Institute of Certified Public Accountants released Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-Up Activities." The SOP requires costs of start-up activities, including preoperating costs, organization costs and other start-up costs, to be expensed as incurred. The Company's current practice is to capitalize certain of these expenses and amortize them over periods ranging from one to five years. The Company is required to adopt the provisions of this statement no later than the first quarter of fiscal 1999. Included in the accompanying December 31, 1997 and 1998 consolidated balance sheets are approximately $1.0 million and $1.2 million, respectively, of preoperating, organization and start-up costs which would have been expensed had this statement already been implemented.

           In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. The Company has several forward contracts in place in association with demand notes from certain subsidiaries. These instruments qualify for hedge accounting. The Company has not yet quantified the impact of adopting SFAS 133 on its financial statements and has not determined the timing of or method of adoption of SFAS 133. However, SFAS 133 could increase volatility in earnings and other comprehensive income.

       (r) Stock-Based Compensation--The Company has elected to account for the cost of its employee stock options and other forms of employee stock-based compensation plans utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25) as allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). APB 25 requires compensation cost for stock-based compensation plans to be recognized based on the difference, if any, between the fair market value of the stock on the date of grant and the option exercise price. SFAS 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based compensation plans. SFAS 123 allows an entity to continue to measure compensation cost using the principles of APB 25 if certain pro forma disclosures are made. The pro forma disclosures required by SFAS 123 are presented in Note 11(e).

       (s) Change in Accounting Principle--In the fourth quarter of 1997, the Company changed its method of accounting for costs incurred in connection with business process reengineering activities relating to information technology transformation. Consistent with a consensus reached by the Emerging Issues Task Force (EITF) under Issue 97-13, in late November 1997, the Company expensed costs previously capitalized in earlier quarters of 1997 (approximately $360,000, net of tax benefit of $240,000) as a cumulative effect of change in accounting principle.

       (t) Derivative Financial Instruments--Financial instruments in the form of foreign currency exchange contracts are utilized by the Company to hedge its exposure to movements in foreign currency exchange rates. The Company does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign exchange contracts are deferred and amortized as an adjustment to the cumulative foreign currency translation adjustment component of equity over the terms of the agreements in accordance with hedge accounting standards. The fair value of foreign currency exchange contracts is not recognized in the consolidated financial statements since they are accounted for as hedges.

       (u) Reclassifications--Certain reclassifications have been reflected in 1996 and 1997 to conform with the current period presentation.

(3)    Mergers and Acquisitions-

       The Company has completed numerous business combinations in the periods presented. The Company has also completed several business combinations during 1999. The transactions were accounted for as both purchase business combinations and pooling of interests business combinations as follows:

       (a) Pooling of Interests Transactions--In December 1997, a wholly owned subsidiary of the Company was merged with and into Kroll. Effective upon the consummation of the merger with Kroll, each then issued and outstanding share of Kroll common stock, including shares subject to issuance under the Kroll restricted stock plan (See Note 11), were converted into 62.52 shares of common stock of the Company or 6,098,561 shares of Company common stock in total. Outstanding employee stock options of Kroll were converted at the same exchange factor into options to purchase 551,492 shares of Company common stock (See Note 11).

              The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of Kroll as though it had always been a part of the Company.

              There were no transactions between O'Gara and Kroll prior to the combination, and immaterial adjustments were recorded to conform Kroll's accounting policies. Certain reclassifications were made to the Kroll financial statements to conform to the Company's presentations. The results of operations for the separate companies and the combined amounts included in the consolidated financial statements follow:

                                                             O'GARA            KROLL            COMBINED
                                                             ------            -----            --------

       Nine months ended
          September 30, 1997 (unaudited)
          Revenue                                           $70,206,200       $53,823,958       $124,030,158
          Loss from discontinued operation                     (197,000)               --           (197,000)
          Extraordinary item                                   (193,875)               --           (193,875)
          Net income                                          4,181,387         1,796,124          5,977,511

       Year ended December 31, 1996
          Revenue                                           $75,007,589       $70,883,058       $145,890,647
          Income from discontinued operation                    332,595                --            332,595
          Net income (loss)                                   6,658,962          (801,740)         5,857,222

              In connection with the Kroll merger in 1997, the Company recorded, in the fourth quarter, a charge to operating expenses of approximately $7.2 million ($5.7 million after taxes, or $0.37 per diluted share) for direct and other merger-related costs pertaining to the merger transaction. Merger transaction costs are nonrecurring and include $0.8 million for stock based compensation costs triggered by the change in control of Kroll, $1.8 million for stay bonuses and severance and $4.6 million which consisted primarily of fees for investment bankers, attorneys, accountants, financial printing, travel and other related charges.

              In December 1998, a wholly owned subsidiary of the Company was merged with and into Laboratory Specialists of America, Inc.
              (LSAI). Effective upon the consummation of the merger, each then issued and outstanding share of LSAI common stock was converted into .2102 shares of common stock of the Company or 1,209,053 shares of the Company's common stock in total. Outstanding stock options and stock warrants of LSAI were converted at the same exchange factor into options to purchase 39,094 and 24,386 shares, respectively, of the Company's common stock (See Note 11). The financial position and results of operations of LSAI are reported as part of the Company's Investigations and Intelligence Group.

              In December 1998, a wholly owned subsidiary of the Company was merged with and into Schiff & Associates, Inc. (Schiff). Effective upon the consummation of the merger, each then issued and outstanding share of Schiff common stock was converted into approximately 131.41 shares of common stock of the Company or 169,521 shares of the Company's common stock in total. The financial position and results of operations of Schiff are reported as part of the Company's Investigations and Intelligence Group.

              In December 1998, a wholly owned subsidiary of the Company was merged with and into Securify Inc. (Securify). Effective upon the consummation of the merger, all of the outstanding stock of Securify was converted to shares of the Company's common stock at a rate of .110793 for Series A Preferred, .118273 for Series B Preferred and .0955252 for Securify common stock. In total, the Company issued 1,430,936 shares of common stock. In addition, outstanding employee stock options of Securify were converted at the same exchange factor as Securify common stock into options to purchase 179,877 shares of the Company's common stock. Effective with the consummation of the merger, the Company created the Information Security Group and Securify's results of operations and financial position are reported in this group.

              The mergers with LSAI, Schiff and Securify constituted tax-free reorganizations and have been accounted for as pooling of interests transactions. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of LSAI, Schiff and Securify as though they had always been a part of the Company.

              There were no transactions between the Company and LSAI, Schiff and Securify prior to the combinations and immaterial adjustments were recorded to conform LSAI's, Schiff's and Securify's accounting policies. Certain reclassifications were made to the Company's, LSAI's, Schiff's and Securify's financial statements to conform presentation. The results of operations for the separate companies and the combined amounts included in the consolidated financial statements follow:

                                                 KROLL-
                                                 O'GARA
                                               HISTORICAL            LSAI              SCHIFF          SECURIFY         COMBINED
                                               ----------            ----              ------          --------         --------
 Nine months ended September 30, 1998
    (unaudited)
     Revenue                                 $ 164,146,336       $ 12,039,154       $ 3,531,062       $  48,000       $ 179,764,552
     Income from discontinued operation            287,000                 --                --              --             287,000
     Net income (loss)                          11,559,576          1,440,725           582,254        (944,196)         12,638,359

Year ended December 31, 1997
     Revenue                                 $ 172,975,941       $ 12,836,953       $ 2,852,303       $      --       $ 188,665,197
     Loss from discontinued operation             (305,207)                --                --              --            (305,207)
     Extraordinary item                           (193,875)                --                --              --            (193,875)
     Cumulative effect of change in
        accounting principle                      (360,000)                --                --              --            (360,000)
     Net income                                    709,866          1,329,103             7,674              --           2,046,643

Year ended December 31, 1996
     Revenue                                 $ 145,890,647       $  8,726,799       $ 2,530,765       $      --       $ 157,148,211
     Income (loss) from discontinued
         operations                                332,595         (1,274,216)               --              --            (941,621)
     Net income (loss)                           5,857,222           (585,711)           (3,096)             --           5,268,415

              In 1998, the Company recorded, in the fourth quarter, a charge to operating expenses of approximately $5.3 million ($3.9 million after taxes, or $0.20 per diluted share) for direct and other merger and integration related costs. Merger transaction costs are non-recurring and include $0.8 million for stay bonuses and $4.1 million which consisted primarily of fees for investment bankers, attorneys, accountants, financial printing, travel and other related charges. Integration costs relate primarily to the merger with Kroll consummated in December 1997 and were approximately $0.4 million.

              In March 1999, a wholly owned subsidiary of the Company was merged with and into Financial Research, Inc. (FRI). Effective upon the consummation of the merger, each then issued and outstanding share of FRI common stock was converted into 101.555 shares of common stock of the Company or 101,555 shares of the Company's common stock in total. The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests. The prior period consolidated financial statements would not be materially different from the reported results and accordingly have not been restated.

              In June 1999, a wholly owned subsidiary of the Company was merged with and into Background America, Inc. (BAI). Effective upon the consummation of the merger, each then issued and outstanding share of BAI common and preferred stock was converted into .2689628 shares of common stock of the Company or 899,243 shares of the Company's common stock in total. Outstanding stock options and stock warrants of BAI were converted at the same exchange factor into options to purchase 86,844 and 2,018 shares, respectively, of the Company's common stock (see Note 11). The financial position and results of operations of BAI are reported as part of the Company's Investigations and Intelligence Group.

              The merger with BAI constituted a tax-free reorganization and has been accounted for as a pooling of interests. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of BAI as though it had always been a part of the Company.

              There were no transactions between the Company and BAI prior to the combination. Immaterial adjustments were recorded to conform the accounting practices of the Company and BAI and certain reclassifications were made to the BAI financial statements to conform to the Company's presentation.

              The combined companies have recorded an income tax benefit of $113,533 in 1998 to reflect a reduction in a valuation allowance applicable to certain domestic net operating loss carryforwards. Included in the December 31, 1998 consolidated balance sheet is approximately $573,000 of merger costs incurred by the Company which, along with other merger costs subsequently incurred, will be expensed immediately upon consummation of the transaction on a pooling of interests basis in 1999. The results of operations for the separate companies and the combined amounts presented in the consolidated financial statements follow:


                                                    Kroll-O'Gara
                                                     Historical             BAI           Adjustments        Combined
                                                     ----------             ---           -----------        --------

Year ended December 31, 1998
   Revenue                                          $247,192,113        $ 7,350,666        $     --        $254,542,779
   Loss from discontinued operation                   (1,325,471)                --              --          (1,325,471)
   Net income (loss)                                  13,088,906         (1,416,374)        113,533          11,786,065
Year ended December 31, 1997
   Revenue                                          $188,665,197        $ 4,221,059        $     --        $192,886,256
   Loss from discontinued operation                     (305,207)                --              --            (305,207)
   Extraordinary item                                   (193,875)                --              --            (193,875)
   Cumulative effect of change in accounting
     principle                                          (360,000)                --              --            (360,000)
   Net income (loss)                                   2,046,643         (1,336,644)             --             709,999
Year ended December 31, 1996
   Revenue                                          $157,148,211        $ 1,775,815        $     --        $158,924,026
   Loss from discontinued operations                    (941,621)                --              --            (941,621)
   Net income (loss)                                   5,268,415         (1,128,919)             --           4,139,496

       (b) Purchase Transactions--In addition to the merger with Kroll, the Company completed five other acquisitions in 1997 which were accounted for as purchase business combinations. Three of the 1997 purchase acquisitions have been included in the Company's Security Products and Services Group and two in the Investigations and Intelligence Group. The aggregate purchase price of these five acquisitions amounted to approximately $22.5 million and consisted of $13.4 million in cash, $2.5 million in seller-provided financing and 583,572 shares of common stock (valued at approximately $6.6 million or an average of $11.31 per share). In connection with these acquisitions, the Company entered into various employment and non-compete agreements with officers and key employees of the acquired companies with varying terms and conditions. The results of operations of the acquired businesses are included in the consolidated financial statements from the respective effective dates of acquisition. The resulting goodwill from these transactions is being amortized over periods ranging from fifteen to thirty years. In addition to these 1997 acquisitions, the Company also exercised its option to acquire the minority interest in its O'Gara Brazilian subsidiary for approximately 69,565 shares of common stock valued at approximately $1.2 million.

              The Company made one significant acquisition in 1997 which is included above. In February 1997, Labbe, S.A. (Labbe), a company located in France specializing in vehicle armoring systems, was acquired for approximately $14.2 million, consisting of $10.7 million in cash and 376,597 shares of the Company's common stock valued at approximately $3.5 million or $9.29 per share. For accounting purposes, the acquisition was effective on January 1, 1997 and the results of operations of Labbe are included in the consolidated results of operations of the Company from that date forward. The following unaudited pro forma combined results of operations for the year ended December 31, 1996 assumes the Labbe acquisition occurred as of January 1, 1996 (in thousands, except per share data):

                                               YEAR ENDED DECEMBER 31, 1996
                                               ----------------------------

                  Sales                                   $183,042

                  Income from continuing operations       $  5,276

                  Net income                              $  4,334

                  Earnings per share:
                           Basic                          $   0.35
                           Diluted                        $   0.32

              In addition to the mergers with LSAI, Schiff and Securify, the Company completed nine other acquisitions in 1998, all of which were accounted for as purchase business combinations. Eight of the 1998 purchase acquisitions have been included in the Company's Investigations and Intelligence Group and the ninth has been included in the Security Products and Services Group. The aggregate purchase price of these nine acquisitions amounted to approximately $37.1 million and consisted of $19.5 million in cash and 767,416 shares of common stock (valued at approximately $17.6 million or an average of $22.93 per share). The $37.1 million aggregate purchase price for the 1998 acquisitions excludes a potential earnout of $3.25 million applicable to one of the acquired companies, which is payable over three years and is contingent upon the achievement of specified operating income targets. In conjunction with one of the 1998 purchase acquisitions, the shareholders of the acquired entity had the option to put the shares of common stock received for cash of $22.31 per share for a certain defined period. The put option relating to 7,471 shares issued in connection with this acquisition was exercised for $166,668 in cash with the remaining put options expiring unexercised. In addition, in connection with several of these acquisitions, the Company entered into various employment and non-compete agreements with officers and key employees of the acquired companies with varying terms and conditions. The results of operations of the acquired businesses are included in the consolidated financial statements from the respective effective dates of acquisition. The allocation of purchase price was based on estimates and may be revised at a later date pending the completion of certain appraisals and other analyses. The resulting goodwill from these transactions is being amortized over periods ranging from twelve to twenty-five years.

              The Company made one significant acquisition in 1998 which is included above. In September 1998, Kizorek, Inc., now renamed In Photo Surveillance, Inc. (In Photo), a company located in Illinois specializing in video surveillance services, was acquired for approximately $9.0 million, consisting of $0.8 million in cash and 352,381 shares of the Company's common stock valued at approximately $8.2 million or $23.35 per share. For accounting purposes, the acquisition was effective on July 1, 1998 and the results of operations of In Photo are included in the consolidated results of operations of the Company from that date forward. The following unaudited pro forma combined results of operations for the years ended December 31, 1997 and 1998 assumes the In Photo acquisition occurred as of January 1, 1997 (in thousands, except per share data):

                                                               YEAR ENDED DECEMBER 31,
                                                               -----------------------
                                                                1997            1998
                                                                ----            ----

Sales                                                         $207,362        $260,928
Income from continuing operations before extraordinary
   item and cumulative effect of accounting change            $  2,063        $ 13,028
Net income                                                    $  1,204        $ 11,702
Earnings per share:
         Basic                                                $   0.08        $   0.60
         Diluted                                              $   0.08        $   0.58

              In connection with the 1997 and 1998 purchase acquisitions, assets were acquired and liabilities were assumed as follows (dollars in thousands):

                                                                OTHER 1997                             OTHER 1998
                                                LABBE          ACQUISITIONS          IN PHOTO         ACQUISITIONS
                                                -----          ------------          --------         ------------
FAIR VALUE OF ASSETS ACQUIRED
   INCLUDING:
     Cash                                     $  3,501           $    125           $    192           $    701
     Accounts Receivable                         4,689                242              1,743              5,325
     Inventories                                 3,392                553                 --                 --
     Unbilled revenue                               --                 --                269              1,561
     Other current assets                          316                 11                450                551
     Property, plant and equipment               3,360                298                955              1,296
     Other non-current assets                    2,357                  4                 --                271
     Costs in excess of assets
       acquired and other
       intangible assets                         7,802              8,268              8,995             28,147
                                              --------           --------           --------           --------
                                                25,417              9,501             12,604             37,852

     Less:  Cash paid for net assets           (10,730)            (2,700)              (800)           (18,689)
     Fair value of debt issued                      --             (2,551)                --                 --
     Fair value of stock issued                 (3,431)            (3,178)            (8,228)            (9,381)
                                              --------           --------           --------           --------
                                              $ 11,256           $  1,072           $  3,576           $  9,782
                                              ========           ========           ========           ========
LIABILITIES ASSUMED INCLUDING:
     Liabilities assumed and
       acquisition costs                      $  9,287           $  1,053           $  3,376           $  8,934
     Debt                                        1,969                 19                200                848
                                              --------           --------           --------           --------
                                              $ 11,256           $  1,072           $  3,576           $  9,782
                                              ========           ========           ========           ========

(4)    Balance Sheet Accounts-

       (a) Trade Accounts Receivable and Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts--The following summarizes the components of trade accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts:

                                                                          DECEMBER 31,
                                                                   -------------------------
                                                                      1997           1998
                                                                   -----------   -----------
United States Military:
   Billed receivables                                              $ 3,756,035   $ 3,225,664
   Costs and estimated earnings in excess of billings on
     uncompleted contracts                                           9,253,872    21,042,185
                                                                   -----------   -----------
             Total United States Military                          $13,009,907   $24,267,849
                                                                   ===========   ===========



                                                                               DECEMBER 31,
                                                                         -------------------------
                                                                             1997          1998
                                                                         -----------   -----------
 Other contracts:
     Billed receivables                                                  $29,897,070   $45,711,380
     Costs and estimated earnings in excess of billings on
       uncompleted contracts                                               2,643,929     5,365,912
                  Total other contracts                                  $32,540,999   $51,077,292
 Total trade accounts receivable                                         $33,653,105   $48,937,044
                                                                         -----------   -----------
 Total costs and estimated earnings in excess of billings on
   uncompleted contracts                                                 $11,897,801   $26,408,097
                                                                         ===========   ===========


Costs and estimated earnings in excess of billings on uncompleted contracts are net of $89,875,813 and $107,374,834 of progress billings to the United States Military at December 31, 1997 and 1998, respectively.

Costs and estimated earnings in excess of billings on uncompleted contracts represent revenue recognized on long-term contracts in excess of billings because amounts were not billable at the balance sheet date. It is anticipated such unbilled amounts attributable to the United States Military will generally be billed over the next 180 days as the contract is substantially completed. Amounts receivable on other contracts are generally billed as shipments are made. It is estimated that substantially all of such amounts will be billed within one year, although contract extensions may delay certain collections beyond one year.

The following summarizes activity in the allowance for doubtful accounts on trade accounts receivable:

                                                 ADDITIONS
                              BALANCE           CHARGED TO                                  BALANCE
                            BEGINNING OF         COSTS AND                                   END OF
                               PERIOD             EXPENSES           DEDUCTIONS              PERIOD
                             ----------          ----------          -----------           ----------
Year ended
  December 31, 1996          $2,685,171          $3,715,366          $(3,929,718)          $2,470,819
Year ended
  December 31, 1997          $2,470,819          $2,043,814          $(1,521,162)          $2,993,471
Year ended
  December 31, 1998          $2,993,471          $1,242,355          $(1,809,002)          $2,426,824

           (b) Inventories--Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method and include the following:

                                                                 DECEMBER 31,
                                                          -------------------------
                                                              1997           1998
                                                          -----------   -----------
           Raw materials                                  $ 8,192,678   $ 7,102,009
           Vehicle costs and work-in-process                8,472,966    11,505,053
                                                          -----------   -----------
                                                          $16,665,644   $18,607,062
                                                          ===========   ===========

           The following summarizes activity in valuation reserves for inventory obsolescence:

                                                         ADDITIONS
                                       BALANCE          CHARGED TO                            BALANCE
                                     BEGINNING OF        COSTS AND                             END OF
                                        PERIOD           EXPENSES         DEDUCTIONS           PERIOD
                                       --------          --------          --------           --------
           Year ended
             December 31, 1996          $     --          $252,114          $     --           $252,114
           Year ended
             December 31, 1997          $252,114          $112,000          $(23,782)          $340,332
           Year ended
             December 31, 1998          $340,332          $  9,668          $     --           $350,000

           (c) Other Assets--Other assets are stated at cost less accumulated amortization and are being amortized on a straight line basis over their estimated useful lives, as applicable. Other assets consist of the following:

                                                                              USEFUL              DECEMBER 31,
                                                                               LIFE       --------------------------
                                   DESCRIPTION                                (YEARS)         1997           1998
           --------------------------------------------------------------   -----------   -----------    -----------
           Preoperating and start-up costs                                       --        $1,029,784     $1,185,574
           Security deposits                                                     --           480,939      1,003,666
           Pending acquisition costs                                             --                --        573,035
           Long-term receivable                                                  --           380,000        380,000
           Non-refundable deposit on an equipment lease with a
               related party                                                      5           297,025        537,784
           Deferred financing fees                                              7-30          876,667        906,667
           Long-term investments                                                 --            21,971             --
           Other long-term assets                                                --            65,720        504,899
                                                                                           ----------     ----------
                                                                                            3,152,106      5,091,625
                                                                                             (166,477)      (209,209)
                                                                                           ----------     ----------
                                                                                           $2,985,629     $4,882,416
                                                                                           ==========     ==========

           Preoperating and start-up costs include costs applicable to bids in process which are deferred when management believes it is probable that future contracts will be obtained. These costs are transferred to contract costs when contracts are awarded or are expensed when the contract award is no longer considered probable. Preopening and start-up costs also include certain costs incurred in connection with establishing operations in new locations. In accordance with SOP 98-5, all such costs will be expensed in the first quarter of fiscal 1999 (see
                   Note 2(q)).

              (d) Accrued Liabilities--Accrued liabilities consist of the following at December 31, 1997 and 1998:


                                                                           DECEMBER 31,
                                                                   -------------------------
                                DESCRIPTION                           1997           1998
               -------------------------------------------------   -----------   -----------
               Payroll and related benefits                        $ 8,364,863   $ 9,860,811
               Property, sales and other taxes payable                 773,846     2,160,417
               Accrued professional fees                               385,403     3,993,486
               Accrued interest                                        564,168       460,923
               Accrued hedge contract settlement                            --       710,760
               Accrued customer list installment payments              510,345       515,538
               Other accruals                                        3,758,255     3,048,538
                                                                   -----------   -----------
                                                                   $14,356,880   $20,750,473
                                                                   ===========   ===========


(5)  Income Taxes

     Prior to October 28, 1996, OHE was an S Corporation and generally was not responsible for payment of income taxes. Rather, the OHE shareholders were taxed on OHE's taxable income at their respective individual federal and state income tax rates. Therefore, the income generated by OHE was not subject to federal, state or certain foreign income taxes prior to the date of OHE's reorganization on October 28, 1996. Schiff was also an S Corporation for all periods prior to December 31, 1998. Accordingly, the accompanying consolidated financial statements only reflect a provision (benefit) for income taxes for Kroll, BAI and LSAI, all of which were C Corporations, for all periods prior to October 28, 1996.

     The Company accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax liabilities and assets are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates.

     The Company's provision (benefit) for income taxes on income (loss) from continuing operations for all periods is summarized as follows:


                                       1996           1997          1998
                                   -----------    -----------    ----------
     Currently payable:
          Federal                    $ 470,479    $ 2,800,720    $5,530,085
          State and local              383,563        576,837       965,158
          Foreign                       83,000      1,364,873     1,834,143
                                   -----------    -----------    ----------
                                       937,042      4,742,430     8,329,386
                                   -----------    -----------    ----------
     Deferred:
          Federal                     (425,558)    (1,213,147)     (847,018)
          State and local             (145,937)      (224,290)     (129,437)
          Foreign                           --             --            --
                                   -----------    -----------    ----------
                                      (571,495)    (1,437,437)     (976,455)
                                   -----------    -----------    ----------
                                     $ 365,547    $ 3,304,993    $7,352,931
                                   ===========    ===========    ==========


     A reconciliation between the statutory federal income tax rate and the effective tax rate is summarized as follows:


                                                           1996                     1997                     1998
                                                  ----------------------   ----------------------   ----------------------
                                                     AMOUNT       RATE        AMOUNT       RATE        AMOUNT       RATE
                                                  -----------   --------   -----------   --------   -----------   --------
     Provision for income taxes at the
       federal statutory rate                     $ 1,851,866     34.0%    $1,657,185      34.0%     $7,039,777     34.4%
     State and local income taxes, net
       of federal benefit                             156,912      2.9        295,119       6.1         637,004      3.1
     Impact of S Corp income/loss,
       prior to reorganization                     (2,087,529)   (38.3)            --        --              --       --
     Impact of foreign income, prior to
       reorganization                                (199,095)    (3.7)            --        --              --       --
     Nondeductible expenses                            43,348      0.8      1,357,517      27.9         197,446      1.0
     Change in valuation allowance                    484,553      8.9       (319,283)     (6.6)       (194,744)    (1.0)
     Effect of foreign income/loss                    105,368      1.9        577,743      11.8         (47,924)    (0.2)
     Other                                             10,124      0.2       (263,288)     (5.4)       (278,628)    (1.4)
              Provision for income taxes          $   365,547      6.7%    $3,304,993      67.8%     $7,352,931     35.9%
                                                  ===========      ===     ==========      ====      ==========     ====


     The components of the Company's consolidated deferred income tax assets and liabilities as of December 31 are summarized below:


                                                                           1997            1998
                                                                       -----------      -----------
          Deferred tax assets:
             Allowance for doubtful accounts                           $   844,101      $   432,027
             Depreciation and amortization                                 564,262          244,693
             Net operating loss carryforwards                            2,793,873        3,580,761
             Payroll and other benefits                                    594,401        1,721,081
             Other accruals                                                336,817          707,708
             Acquisition costs                                             440,000        1,697,885
             Other                                                         981,610          512,382
                                                                       -----------      -----------
                                                                         6,555,064        8,896,537
             Valuation allowance                                        (3,080,165)      (3,109,974)
                                                                       -----------      -----------
                Net deferred tax assets                                  3,474,899        5,786,563
                                                                       -----------      -----------

          Deferred tax liabilities:
             Nonaccrual service fee receivable                            (212,079)        (156,804)
             Deferred revenue                                           (1,908,823)      (3,540,825)
             Database capitalization                                    (2,779,790)      (2,951,351)
             S to C conversion                                              (5,223)          (5,223)
             Customer lists, net of amortization                          (344,000)        (310,667)
             Percentage of completion on foreign subsidiaries                   --         (381,917)
             Foreign leasing transactions                                       --         (125,827)
             Other                                                        (166,893)        (720,887)
                                                                       -----------      -----------
                                                                        (5,416,808)      (8,193,501)
                                                                       -----------      -----------
          Net deferred tax liability                                   $(1,941,909)     $(2,406,938)
                                                                       ===========      ===========


     The Company has certain foreign and domestic net operating loss carryforwards, which approximated $2.8 million and $3.6 million at December 31, 1997 and 1998, respectively. The foreign net operating loss carryforwards relate primarily to the United Kingdom, France and the Philippines. The carryforwards expire beginning in 2001. A valuation allowance for the majority of all existing foreign carryforwards has been provided as it is not certain that the tax benefit will be realized in the foreseeable future. Adjustments to the valuation allowance, if any, will be recorded in the periods in which it is determined the asset is realizable.

(6)    Related Party Transactions

       (a) Summary of Related Party Transactions--The following summarizes transactions with related parties:


                                                                     YEARS ENDED DECEMBER 31,
                                                               ------------------------------------
                                                                  1996         1997         1998
                                                               ----------   ----------   ----------
     Sales
        to Shareholder                                         $5,325,559   $6,412,244   $4,877,478
        to affiliated entities                                  1,019,800    1,294,800      821,400

     Purchases
        from Shareholder                                          824,348      814,154      474,800
        from affiliated entities                                1,267,450      447,525    1,406,210

     Lease expense to affiliated entities                       1,196,500      856,300      916,600

     Consulting, commission and legal services expense
        provided by affiliated entities                           348,000           --           --
        provided by minority shareholders                         118,000           --           --
        provided by LSAI Director                                  30,000      170,000      190,000
     Non-interest bearing advances to shareholders                288,829      525,996      568,213
     Air charter fees included in costs of the offering
      or merger costs                                             327,000      576,000      566,000
     Interest on shareholder notes payable                         66,600       78,950        1,100
     Forgiveness of note payable to affiliated
      entity/shareholder                                          122,000    1,053,735           --
     Non-interest bearing advances to affiliates                       --      282,346      615,851


       (b) Notes Payable-Shareholders--OHE had certain notes payable to shareholders, which were repaid upon the completion of the Company's initial public offering in 1996. Interest expense associated with these obligations approximated $27,000 for the year ended
           December 31, 1996.

           BAI also had certain notes payable to shareholders. Interest expense associated with these obligations approximated $78,950 and $1,100 in 1997 and 1998, respectively. In June 1997, approximately $1,053,735 of the principal and accrued interest payable by BAI to certain shareholders was canceled in part consideration for the issuance of stock. The remaining outstanding balance of $152,000 was paid in full during 1998.

           The Company has certain amounts due to/from shareholders which include the following amounts at December 31:


                                                                  1997          1998
                                                                ---------     --------
               Amounts due from certain shareholders            $ 525,996     $568,213
                                                                ---------     --------
               Amounts due to certain shareholders               (309,500)          --
                                                                ---------     --------
                    Net due from (due to) shareholders          $ 216,496     $568,213
                                                                =========     ========


           Balances included in amounts due to/from shareholders are classified as open advance accounts or term loans. Substantially all amounts due to and due from shareholders were paid off in connection with the Kroll merger except for a loan payable of $309,500 which was paid off during 1998.

       (c) Sales-Shareholder--During 1996, 1997 and 1998, the Company rendered services to a corporation which is also a shareholder of the Company. Total revenue recognized for the years ended December 31, 1996, 1997 and 1998 was $5,325,559, $6,412,244 and $4,877,478, respectively.
           Additionally, this corporation provided certain services to the Company which have been included in cost of sales and operating expenses in the accompanying consolidated statements of operations. These costs were approximately $824,348, $814,154 and $474,800 for the years ended December 31, 1996, 1997 and 1998, respectively.
           The year end accounts receivable balance for this customer was approximately $897,361 and $1,290,558 at December 31, 1997 and 1998,
           respectively.

       (d) Building and Equipment Leases - Affiliated Entities--Effective
           June 1, 1998, the Company reached an agreement to terminate the corporate aircraft lease which originated in February 1995 with an affiliated entity. The terms of the aircraft lease addendum will provide the Company with a future hourly discount from the normal commercial hourly rate in order to amortize the remaining portion of existing lease deposits from the original aircraft lease. Rental expense, including amortization recognized, approximated $422,000, $234,000 and $292,000 for the years ended December 31, 1996, 1997 and 1998, respectively. The Company also paid this affiliated entity $327,000 in fiscal 1996 for usage of the aircraft during the roadshow for the initial public stock offering and included such amount in issuance costs. The Company paid $576,000 in fiscal 1997 for usage of the aircraft to consummate the merger with Kroll and included such amount in merger-related costs. The Company paid $296,000 in 1998 for usage of the aircraft during the roadshow for a stock offering and included such amount in stock issuance costs. The Company also paid $270,000 in fiscal 1998 for usage of the aircraft to consummate the merger with Securify and included such amount in merger related costs. Management is of the opinion that the hourly rate paid by the Company was equivalent to the rate charged by the affiliated entity to other unrelated companies for similar services and it was favorably comparable to rates charged by another unrelated charter service for similar aircraft. As of December 31, 1997 and 1998, the Company had approximately $297,025 and $484,371, respectively in unamortized lease deposits with this affiliated entity.

           The Company is also currently leasing various equipment, a manufacturing facility, and office space from several affiliated entities under various three year and month-to-month lease agreements. Rental expense, net of sub-lease income, approximated $775,000, $622,000 and $625,000 for the years ended December 31,
           1996, 1997 and 1998, respectively.


(7)  Revolving Lines of Credit-

     On October 30, 1998, the Company amended and restated its credit agreement to provide for a revolving line of credit of $7.0 million and a letter of credit facility of approximately $7.6 million which matures on May 31, 2000. The revolving credit facility bears interest at rates ranging from prime less 1.75% to prime less .25%, or, at the Company's option, LIBOR plus .75% to LIBOR plus 1.5%, dependent upon a defined financial ratio. Average borrowings under the revolving line of credit and its predecessors were $9,915,663, $4,568,994 and $1,659,131 during 1996, 1997 and 1998, respectively, at approximate weighted average interest rates of 8.27%, 8.46% and 7.96%, respectively. The maximum borrowings outstanding during 1996, 1997, and 1998 were $12,145,000, $11,600,000 and $7,735,029, respectively. Borrowings under this line of credit were $559,112 at December 31, 1997. There were no outstanding borrowings under this line of credit at December 31, 1998. On June 25, 1999 this credit agreement was amended to provide for a revolving line of credit of $25.0 million.

     In connection with a refinancing in 1997, the Company fully amortized the remaining deferred financing costs from a previous agreement, resulting in an extraordinary charge to the company's net income of $193,875, after income tax benefits of $129,250, or $0.01 per diluted share.

     This credit agreement includes financial covenants, which among other restrictions, requires the maintenance of certain financial ratios and other financial requirements, including a fixed charge coverage ratio and net worth minimum, and imposes limitations on foreign investment, total intangible assets, additional indebtedness and capital expenditures. The Company was not in compliance with certain of these covenants as of December 31, 1997 and 1998. These events of non-compliance were waived by the lender. Had the lender not provided a waiver, all amounts outstanding under the credit agreement would have been immediately payable.

     BAI also has a credit agreement with a bank which provides for a maximum working capital line of credit of $1,000,000. There were no borrowings outstanding under the credit facility at December 31, 1997 and 1998. In addition, there were no amounts drawn on the line of credit during 1998. The credit facility bears interest at the bank's index rate, is due and payable monthly and is guaranteed by certain shareholders of BAI. This line of credit matured in April 1999.


(8)  Long-Term Debt-

     The components of long-term debt are as follows at:


                                                                                                  DECEMBER 31,
                                                                                          ---------------------------
                                                                                              1997           1998
                                                                                          -----------     -----------
     Senior unsecured notes payable to various institutions, interest at 8.56%
        (9.56% prior to May 1998) payable semi-annually, principal payable at
        maturity in May 2004, subject to prepayment penalties                             $35,000,000     $35,000,000

     Economic Development Revenue Bonds, variable interest rate approximating
        85% of the bond equivalent yield of 13 week U.S. Treasury bills (not to exceed 12%), which approximated 4.52% at December 31, 1998, payable in scheduled installments through September 2016, subject to optional tender by the bondholders and a corresponding remarketing agreement, secured by the property, plant and equipment of OHE and a bank letter
        of credit (Note 12)                                                                1,432,224       1,357,224

     Notes payable to former shareholders of acquired companies, interest at fixed rates ranging from 6% to 10%, payable in scheduled installments
        through February 2000, certain notes secured by acquired assets                     3,345,989       2,526,361

     Notes payable to banks, variable interest rates at prime to prime plus
        0.5% or LIBOR plus 2.5%, fixed rates ranging from 8.65% to 10.95%, payable in scheduled installments through April 2003 with certain instruments subject to prepayment penalties, collateralized by certain
        real and personal property                                                          9,801,780       1,001,204

     Note payable to former shareholder of Kroll, non interest bearing, paid in
        full in January 1998                                                                1,255,402              --

     Other notes payable, interest at 7% to 10.9%, payable in scheduled installments through September 2007, certain notes secured by various
        equipment                                                                           2,844,169       1,462,065
                                                                                          -----------     -----------
                                                                                           53,679,564      41,346,854
     Less- current portion                                                                 (4,038,080)     (2,000,299)
                                                                                          -----------     -----------
                                                                                          $49,641,484     $39,346,555
                                                                                          ===========     ===========

     The Company's $35 million of senior unsecured notes payable also contains financial covenants, which among other restrictions, requires the maintenance of a minimum level of net worth and a fixed charge coverage ratio.

     Scheduled maturities of long-term debt at December 31, 1998 are as follows:

     1999          $ 2,000,299
     2000            2,454,193
     2001              445,562
     2002              236,765
     2003              196,119
     Thereafter     36,013,916
                   -----------
                   $41,346,854
                   ===========


(9)  Operating Leases-

     The Company leases office space and certain equipment and supplies under agreements with terms from one to ten years. The following is a schedule, by year, of approximate future minimum rental or usage payments required under operating leases that have initial or non-cancelable lease terms in excess of one year as of December 31, 1998:


                       TOTAL
                   -----------
     1999          $ 6,613,347
     2000            5,673,899
     2001            3,787,784
     2002            2,872,836
     2003            2,438,388
     Thereafter      8,766,311
                   -----------
                   $30,152,565
                   ===========


     Rental expense charged against current operations amounted to approximately $4,632,000, $4,294,000 and $6,640,000, for the years ended December 31,
     1996, 1997 and 1998, respectively.


(10) Defined Contribution and Bonus Plans-

     As of December 31, 1998, the Company had the following employee benefit plans in place:

       (a) Defined Contribution Plans--The Company and its subsidiaries have established various non-contributory profit sharing/401(k) plans covering substantially all of the Company's employees. Contributions to the plans are discretionary and are determined annually by the Company's Board of Directors. Certain plans also offer a matching contribution whereby the Company will contribute a percentage of the amount a participant contributes, limited to certain maximum amounts. Plan contribution expense charged against current operations for all such plans amounted to approximately $1,258,492, $1,211,140 and $797,003, for the years ended December 31, 1996, 1997 and 1998, respectively.

       (b) Profit and Revenue Sharing Plans--The Company and its subsidiaries have established various profit and revenue sharing plans covering substantially all of the Company's employees. The plans were established to provide employees an annual cash incentive bonus based on various operating and non-operating criteria. The Company may amend, modify or terminate these plans at any time.

           The Company expensed approximately $2,288,000, $516,000 and $476,000 associated with the profit and revenue sharing plans in 1996, 1997 and 1998, respectively.


(11) Equity Arrangements-

       (a) Stock Option Plans--In 1996, the Company adopted a stock option plan (the 1996 Plan) for employee, non-employee directors and consultants. The Company may grant options for up to 1,757,000 shares under the 1996 Plan. Options for 180,000, 482,050 and 360,000 shares were granted during 1996, 1997 and 1998, respectively. Options granted under the plan are generally granted at fair market value at the date of grant and are exercisable over periods not exceeding ten years. Additionally, effective with the mergers with Kroll, LSAI, Securify and BAI each outstanding stock option was converted at the respective exchange factor into options to purchase Company common stock. After conversion, total stock options granted under the previously existing Kroll, LSAI, Securify and BAI stock option plans in 1996, 1997 and 1998 were 225,754, 174,887 and 248,497, respectively.

           In connection with stock options granted by Securify during the year ended December 31, 1998, the Company recorded deferred compensation of $1,192,096, representing the difference between the deemed value of the common stock for accounting purposes and the option exercise price of such options at the date of grant. This amount is presented as a reduction of shareholders' equity and will be amortized ratably over the vesting periods of the applicable options. Approximately $78,000 was expensed during the year ended December 31, 1998, and the balance will be expensed ratably over the next four years as the options vest.

       (b) Restricted Stock Plan--Effective June 14, 1993, Kroll replaced a previously existing long-term incentive plan with a restricted stock plan. The restricted stock plan provided for cliff vesting after a five-year period from the date the stock was awarded. Under the provisions of the plan, a participant had the ability to put the stock back to Kroll and receive cash for the then fair value of the stock. In addition, the plan included a provision which resulted in accelerated vesting of all shares in the event of a change in control of Kroll. The Company has accounted for this plan as a fixed plan and, accordingly, compensation expense was based on the fair market value as determined by independent appraisal at the date of grant. During 1996, 259,271 shares of restricted stock fully vested and were issued. Based on a valuation of Kroll, the total value assigned to these shares was $572,286.

           Kroll also entered into other agreements with certain of its senior executives which provided additional grants. During 1996, all 144,421 of these previously granted shares fully vested and were issued. Based on a valuation of Kroll, the total value assigned to these shares on the vesting date was $318,780. As a result of the Kroll merger in December 1997, all remaining shares associated with the restricted stock plan vested and all restrictions lapsed on the merger date. In connection with this accelerated vesting the Company recognized compensation expense of approximately $800,000 in 1997, which is included with merger related costs in the accompanying consolidated statement of operations. In addition to the regular tax benefits based on compensation expense recognized, the Company also realized a tax benefit for the fair market value of all restricted shares which became fully vested in 1997. This benefit of approximately $2.2 million has been recognized as an increase to additional paid in capital in the accompanying consolidated statement of shareholders' equity. This balance represents the spread between cumulative compensation expense recognized by the Company for accounting purposes and the cumulative compensation expense recognized for tax purposes based on the fair market value of the shares. No shares were outstanding under the plan as of December 31, 1997 and effective January 2, 1998, further issuances under the plan were ceased by a board resolution.

           Effective August 12, 1998, the Company adopted a stock incentive plan (the 1998 Stock Incentive Plan) for employees. The Company may grant up to 500,000 shares under the 1998 Stock Incentive Plan. There were no shares granted under the plan during 1998, however, during fiscal 1999, 47,500 shares were granted under the plan.

       (c) Purchase and Retirement of Common Stock--In accordance with Kroll's historical bylaws, restricted stock and stock option agreements, Kroll acquired 259,036 shares (representing shares and shares under options) of a former director for approximately $2.7 million upon his leaving the employment of Kroll in January 1997.

       (d) Common Stock Warrants--In connection with LSAI's initial public offering on October 11, 1994, LSAI issued 660,000 warrants. No warrants had been exercised at December 31, 1996. Until April 15, 1997, each warrant could be exercised to purchase .4204 shares of common stock of the Company for $16.65 per share. After April 15, 1997, each warrant could be exercised to purchase .4204 shares of common stock for $9.51 per share. On September 3, 1997, LSAI gave notice to the holders of these warrants of LSAI's election to redeem the outstanding warrants at $0.01 each on October 14, 1997, unless extended, at the sole discretion of LSAI, to a date not later than November 7, 1997 (the "Warrant Redemption"). As a result, 658,290 of the warrants were exercised in September and October 1997, and the remaining 1,710 warrants were redeemed.

           As a portion of the public offering underwriting compensation, LSAI also issued warrants to purchase 66,000 units at $7.32 per unit, consisting of .4204 shares of common stock of the Company and one warrant for .4204 additional shares of common stock of the Company, exercisable during a four-year period commencing on October 11, 1995 (the "Underwriter Warrants"). The warrants included within each unit were exercisable under the same terms as the warrants issued in connection with the public offering as described above. As a result of the Warrant Redemption, 62,000 of these warrants were exercised for $0.12 per warrant plus $9.51 per share in September and October 1997, and the remaining 4,000 warrants were redeemed. After the Warrant Redemption, the holders of the Underwriter Warrants continue to have the right to exercise the Underwriter Warrants with respect to the .4204 shares of common stock of the Company comprising the unit for $7.20. In November 1997, 30,000 of the Underwriter Warrants were exercised with respect to the .4204 shares of common stock of the Company comprising the unit for $7.20. The remaining 36,000 of the Underwriter Warrants with respect to the .4204 shares of common stock had not been exercised and were outstanding at December 31, 1997. The proceeds from the exercise of all warrants during 1997 are included in net proceeds from exercise of stock options and warrants in the accompanying consolidated statement of cash flows and approximated $2.7 million, net of commissions and other offering expenses.

           In connection with the Warrant Redemption, LSAI issued warrants to purchase 30,281 shares of common stock of the Company to various investment bankers as a portion of their compensation for serving as managers of the Warrant Redemption and certain other services. These warrants have an exercise price per share of $10.47 and expire on October 14, 2000. Both the number of shares and the exercise price per share are subject to adjustment under certain circumstances. The value of these warrants, recognized as compensation paid to the investment bankers for services provided, was treated as a reduction in the recognized net proceeds to LSAI from the Warrant Redemption. The value of the outstanding warrants is included in paid in capital in excess of par and entirely offsets the recognized compensatory value of the warrants, resulting in no net effect on shareholders' equity.

           As of December 31, 1998, 24,386 warrants granted by LSAI were still outstanding.

           As of December 31, 1996 and 1997, BAI had outstanding warrants to purchase 134 shares of common stock at $13.01 per share and 1,076 shares of common stock at $4.65 per share. These warrants were issued in June and July of 1996 to certain consultants and other non-employees of the Company with exercise prices equal to or greater than the then fair value of BAI's common stock on those dates. Additionally, as of December 31, 1998, BAI also had outstanding warrants to purchase 807 shares of common stock at $19.52 per share which were issued in January of 1998.

           As of December 31, 1998, the Company had a total of 26,403 warrants still outstanding.

       (e) Stock Based Compensation Disclosure--SFAS 123 requires, at a minimum, pro forma disclosures of expense for stock-based awards based on their fair values. Had compensation cost for these plans been determined consistent with SFAS 123, the Company's net income and diluted earnings per share for the years ended December 31, 1996, 1997 and 1998 would have been as follows:

                                      -30-

                                                   1996          1997          1998
                                                ----------    ----------    -----------
           Net income:
                As reported                     $4,139,496    $ 709,999     $11,786,065
                Pro forma                       $4,023,548    $(403,461)    $ 9,315,427
           Diluted earnings per share:
                As reported                     $      .31    $     .05     $       .59
                Pro forma                       $      .30    $    (.03)    $       .47


           The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996, 1997 and 1998:


                                                  YEAR ENDED DECEMBER 31,
                                --------------------------------------------------------------
                                     1996                  1997                  1998
                                ----------------  ---------------------  ---------------------
Dividend yield                         --                     --                    --
Expected volatility               0% - 39.3%             0% - 40.5%             40%-41.4%
Risk-free interest rate         5.7% - 6.5%            5.8% - 6.76%           4.2% - 5.7%
Expected lives                     5 - 7.5 years          5 - 7.5 years        1.5 - 7.5 years


           Option grants by the Company during 1996 for 235,012 shares have a weighted-average exercise price of $9.37, a weighted-average fair value of $4.79 and remaining contractual lives, on a weighted-average basis, of 7.5 years. The remaining 170,742 options granted by the Company during 1996 were determined to have a fair value of $0. The 656,937 options granted by the Company during 1997 have a weighted-average exercise price of $14.56, a weighted-average fair value of $7.28 and remaining contractual lives, on a weighted-average basis, of 9.4 years. The 608,497 options granted by the Company during 1998 have a weighted-average exercise price of $12.78, a weighted-average fair value of $9.35 and remaining contractual lives, on a weighted-average basis, of
           9.4 years.

           A summary of the status of the Company's stock option plans at December 31, 1996, 1997 and 1998, and the change during the years then ended is presented in the table below:


                                                            1996                    1997                    1998
                                                   ---------------------   ----------------------  ----------------------
                                                                WEIGHTED                 WEIGHTED                WEIGHTED
                                                                AVERAGE                  AVERAGE                 AVERAGE
                                                                EXERCISE                 EXERCISE                EXERCISE
                                                     SHARES      PRICE       SHARES       PRICE      SHARES       PRICE
                                                   ----------  ---------   ----------   ---------  ----------   ---------

           Outstanding, beginning of year           407,022      $6.91       812,749      $ 6.68    1,371,808    $10.11
           Granted                                  405,754       6.44       656,937       14.56      608,497     12.78
           Exercised                                     --         --        (6,745)       8.50     (477,894)     8.52
           Forfeited/Expired/ Cancelled                 (27)      4.65       (91,133)      11.74      (42,421)    17.05
                                                    -------      -----     ---------      ------    ---------    ------
           Outstanding, end of year                 812,749      $6.68     1,371,808      $10.11    1,459,990    $11.54
                                                    =======      =====     =========      ======    =========    ======
           Exercisable, end of year                 261,538      $6.14       761,825      $ 6.52      855,122    $ 8.31
                                                    =======      =====     =========      ======    =========    ======



           Of the options outstanding at December 31, 1998, 314,944 options are exercisable at prices per share ranging from $0.37 to $2.79 per share, 831,449 options are exercisable at prices per share ranging from $4.65 to $18.59 per share and 313,598 options are exercisable at prices per share ranging from $20.22 to $28.54 per share.
(12) Commitments and Contingencies-

       (a) Letters of Credit--Under the terms of the Economic Development Revenue Bonds Agreement, OHE is required to maintain a letter of credit supporting the debt. As of December 31, 1998, the Company's lender was committed to providing this letter of credit through May 31, 2000. As of December 31, 1998, the Company had an outstanding letter of credit in the amount of $1,681,750.

           At December 31, 1998, the Company had standby and purchase letters of credit, issued by the Company's lender, in the aggregate amount of $3,263,081.

       (b) Employment Agreements--The Company has employment agreements with its executive officers and management level personnel with annual compensation ranging in value from $57,000 to $400,000, over varying periods extending to December 2003. The agreements generally provide for salary continuation in the event of termination without cause for the greater of the remainder of the agreement or one year. The agreements also contain certain non-competition clauses and generally provide for one year's salary if the agreement is not renewed.

           As of December 31, 1998, the remaining aggregate commitment under these employment agreements if all individuals were terminated without cause was approximately $33.5 million.

(c) Legal Matters--The Company is party to various legal proceedings arising from its operations. Management of the Company believes that the outcome of these proceedings, individually and in the aggregate, will have no material adverse effect on the Company's financial position, results of operations or its cash flows.


(13) Fair Value of Financial Instruments-

     The fair values of significant current assets, current liabilities and long-term debt approximate their respective historical carrying amounts.

     The Company has entered into eight foreign currency exchange contracts to effectively hedge its exposure to certain foreign currency rate fluctuations on demand loans to two subsidiaries which are denominated in foreign currencies. By virtue of these contracts, the Company has fixed the total dollar amount which they will receive under the aforementioned subsidiary loans through the maturity dates of the contracts regardless of the fluctuations in the exchange rate. As of December 31, 1998, the total notional amount of the contracts, which mature between January 1999 and December 2000, was $18.3 million. The Company's cumulative foreign currency translation adjustment component of shareholders' equity was increased by $346,000 in 1997 and decreased by $702,000 in 1998 as a result of these agreements.

     The Company has estimated the fair value of their foreign exchange contracts based on information obtained from the counterparty of the amount the Company would receive at December 31, 1998 in order to terminate the agreements. As of December 31, 1998, the Company would have paid approximately $1,031,000 upon cancellation of all contracts.

(14) Customer and Segment Data-

     Segment Data--During 1996 and 1997, the Company operated in two business segments, the Security Products and Services Group and the Investigations and Intelligence Group. In addition, in 1998, the Company created the information Security Group in connection with the merger with Securify.

     The following summarizes information about the Company's business segments:



                                              SECURITY     INVESTIGATIONS
                                              PRODUCTS          AND          INFORMATION
                                            AND SERVICES    INTELLIGENCE      SECURITY
                                               GROUP           GROUP            GROUP           OTHER         CONSOLIDATED
                                            ------------   --------------    -----------      ---------       ------------
                                                                        (Dollars in thousands)
     1996
     ----
     Net sales to unaffiliated customers      $79,156          $79,768         $    --          $    --         $158,924
                                             ========         ========         =======          =======         ========
     Gross profit                             $20,472          $25,188         $    --          $    --         $ 45,660
                                             ========         ========         =======          =======         ========
     Operating income                         $ 6,954          $ 1,207         $    --          $    --         $  8,161
                                             ========         ========         =======          =======         ========
     Identifiable assets at year-end          $39,343          $47,186         $    --          $    --         $ 86,529
                                             ========         ========         =======          =======
     Corporate assets                                                                                              1,357
     Net assets of discontinued
        operation                                                                                                  3,880
                                                                                                                --------
     Total assets at year-end                                                                                   $ 91,766
                                                                                                                ========

     1997
     ----
     Net sales to unaffiliated customers     $105,557          $87,329         $    --          $    --         $192,886
                                             ========         ========         =======          =======         ========
     Gross profit                            $ 30,006          $33,979         $    --          $    --         $ 63,985
                                             ========         ========         =======          =======         ========
     Operating income                        $  8,238          $ 1,775         $    --          $    --         $ 10,013
                                             ========         ========         =======          =======         ========
     Identifiable assets at year-end         $ 74,283          $58,670         $    --          $    --         $132,953
                                             ========         ========         =======          =======
     Corporate assets                                                                                              5,386
     Net assets of discontinued
        operation                                                                                                 10,732
                                                                                                                --------
     Total assets at year-end                                                                                   $149,071
                                                                                                                ========

     1998
     ----
     Net sales to unaffiliated customers     $136,844         $117,583         $   116          $    --         $254,543
                                             ========         ========         =======          =======         ========
     Gross profit (loss)                     $ 39,345         $ 51,627         $  (395)         $  (325)        $ 90,252
                                             ========         ========         =======          =======         ========
     Operating income (loss)                 $ 22,822         $ 11,748         $(2,194)         $(9,145)        $ 23,231
                                             ========         ========         =======          =======         ========
     Identifiable assets at year-end         $102,294         $108,303         $ 4,288          $    --         $214,885
                                             ========         ========         =======          =======
     Corporate assets                                                                                             22,371
     Net assets of discontinued
        operation                                                                                                 11,112
                                                                                                                --------
     Total assets at year-end                                                                                   $248,368
                                                                                                                ========


     Total net sales by segment includes sales to unaffiliated customers. Intersegment sales are nominal. Operating income (loss) is total net sales less operating expenses. Operating income (loss) does not include the following items: interest expense, other expenses and income taxes. The Other column includes the Company's corporate headquarters costs. Depreciation expense and capital expenditures for each of the Company's business segments for the years ended December 31, 1996, 1997 and 1998 are as follows:

                                      -34-


                                  SECURITY     INVESTIGATIONS
                                  PRODUCTS          AND        INFORMATION
                                AND SERVICES    INTELLIGENCE    SECURITY
                                   GROUP           GROUP          GROUP        OTHER     CONSOLIDATED
                                ------------   --------------  -----------   ---------   ------------
                                                        (Dollars in thousands)
     1996
     ----
     Depreciation expense          $  841          $1,148          $ --          $ --          $1,989
                                   ======          ======          ====          ====          ======
     Capital expenditures          $2,627          $1,176          $ --          $ --          $3,803
                                   ======          ======          ====          ====          ======
     1997
     ----
     Depreciation expense          $1,427          $1,373          $ --          $ --          $2,800
                                   ======          ======          ====          ====          ======
     Capital expenditures          $3,149          $3,263          $ --          $ --          $6,412
                                   ======          ======          ====          ====          ======
     1998
     ----
     Depreciation expense          $1,282          $1,760          $ 24          $ 13          $3,079
                                   ======          ======          ====          ====          ======
     Capital expenditures          $3,427          $3,001          $186          $647          $7,261
                                   ======          ======          ====          ====          ======


     Identifiable assets by segment are those assets that are used in the Company's operations in each segment. Corporate assets are principally cash, marketable securities, computer software, certain intangible assets and certain prepaid expenses.

     The following summarizes information about the Company's different geographic areas:



                                                   UNITED                            OTHER
                                                   STATES           FRANCE           FOREIGN       ELIMINATIONS       CONSOLIDATED
                                                 ----------       ----------       -----------     ------------       ------------
                                                                               (Dollars in thousands)
     1996
     ----
     Net sales to unaffiliated customers          $142,323          $ 2,142           $14,459         $    --           $158,924
     Intercompany                                    3,584              316             2,804          (6,704)                --
                                                  ========          =======           =======        ========           ========
          Total net sales                         $145,907          $ 2,458           $17,263         $(6,704)          $158,924
                                                  ========          =======           =======        ========           ========
     Operating income (loss)                      $  6,651          $  (118)          $ 1,628         $    --           $  8,161
                                                  ========          =======           =======        ========           ========
     Identifiable assets                          $ 78,207          $ 1,205           $ 7,117         $    --           $ 86,529
                                                  ========          =======           =======        ========
     Corporate assets                                                                                                      1,357
     Net assets of discontinued
        operation                                                                                                          3,880
                                                                                                                        --------
          Total assets at yearend                                                                                       $ 91,766
                                                                                                                        ========
     1997
     ----
     Net sales to unaffiliated customers          $139,023          $24,004           $29,859        $     --           $192,886
     Intercompany                                    7,413              208             4,170         (11,791)                --
                                                  ========          =======           =======        ========           ========
          Total net sales                         $146,436          $24,212           $34,029        $(11,791)          $192,886
                                                  ========          =======           =======        ========           ========
     Operating income                             $  5,144          $ 1,382           $ 3,487        $     --           $ 10,013
                                                  ========          =======           =======        ========           ========
     Identifiable assets                          $ 91,325          $23,706           $17,922        $     --           $132,953
                                                  ========          =======           =======        ========
     Corporate assets                                                                                                      5,386
     Net assets of discontinued
        operation                                                                                                         10,732
                                                                                                                        --------
          Total assets at yearend                                                                                       $149,071
                                                                                                                        ========

     1998
     ----
     Net sales to unaffiliated customers          $165,062          $28,458           $61,023         $    --           $254,543
     Intercompany                                    2,960              199             3,318          (6,477)                --
                                                  ========          =======           =======        ========           ========
          Total net sales                         $168,022          $28,657           $64,341         $(6,477)          $254,543
                                                  ========          =======           =======        ========           ========
     Operating income                             $ 11,054          $ 2,251           $ 9,926         $    --           $ 23,231
                                                  ========          =======           =======        ========           ========
     Identifiable assets                          $139,759          $29,047           $46,079         $    --           $214,885
                                                  ========          =======           =======        ========
     Corporate assets                                                                                                     22,371
     Net assets of discontinued
        operation                                                                                                         11,112
                                                                                                                        --------
          Total assets at yearend                                                                                       $248,368
                                                                                                                        ========


     The Company accounts for transfers between geographic areas at cost plus a proportionate share of operating profit.

     The following summarizes the Company's sales in the United States and foreign locations:

                                                     YEARS ENDED DECEMBER 31,
                                           -------------------------------------------
                                             1996             1997              1998
                                           --------         --------          --------
                                                      (DOLLARS IN THOUSANDS)
     Sales to unaffiliated customers:
          U.S. Government                  $ 51,505         $ 43,719          $ 62,149
          Other United States                74,113           78,069            97,204
          Middle East                         7,598            5,887             5,958
          Europe                              4,028           26,584            35,274
          Asia                                8,946           10,697            15,467
          Central & South America             5,807           20,123            25,850
          Other Foreign                       6,927            7,807            12,641
                                           --------         --------          --------
                                           $158,924         $192,886          $254,543
                                           ========         ========          ========



        Export sales by the Company's domestic operations were approximately 15%, 16% and 18% of net sales for the years ended December 31, 1996, 1997 and 1998, respectively.

        The Company is subject to audit and investigation by various agencies which oversee contract performance in connection with the Company's contracts with the U.S. Government. Additionally, the Company's laboratory testing operations are certified and subject to frequent inspections and proficiency tests by certain federal, state or local jurisdictions. Management believes that potential claims from such audits and investigations will not have a material adverse effect on the consolidated financial statements. In addition, contracts with the U.S. Government may contain cost or performance incentives or both based on stated targets or other criteria. Cost or performance incentives are recorded at the time there is sufficient information to relate actual performance to targets or other criteria.

        The Company has foreign operations and assets in Argentina, Australia, Brazil, Canada, China, Colombia, France, Germany, India, Italy, Japan, Mexico, Russia, Saudi Arabia, Singapore, Switzerland, the Philippines and the United Kingdom. In addition, the Company sells its products and services in other foreign countries and continues to increase its level of international activity. Accordingly, the Company is subject to various risks including, among others, foreign currency restrictions, exchange rate fluctuations, government instability and complexities of local laws and regulations.

       (b) Major Customers--During the years ended December 31, 1996, 1997 and 1998 sales in the Security Products and Services Group to the U.S. Government approximated 32%, 23% and 24% of the Company's net sales, respectively.


(15) Supplemental Cash Flows Disclosures-

     The following is a summary of cash paid related to certain items:


                                                                          1996                1997                1998
                                                                       ----------          ----------          -----------
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
          Cash paid for interest                                       $4,460,514          $4,960,504          $ 4,593,326
                                                                       ----------          ----------          -----------
          Cash paid for taxes of continuing operations                 $  729,193          $3,468,474          $ 3,952,951
                                                                       ----------          ----------          -----------
          Cash paid for taxes of discontinued operation                $       --          $       --          $   142,398
                                                                       ----------          ----------          -----------
     SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
          Issuance of restricted stock                                 $  891,066          $1,356,280          $        --
                                                                       ----------          ----------          -----------
          Affiliate obligation forgiven in connection with
             the reorganization                                        $  122,000          $       --          $        --
                                                                       ----------          ----------          -----------
          Fair value of stock issued in connection with
            acquisition of businesses                                  $  290,571          $6,608,485          $17,610,504
                                                                       ----------          ----------          -----------
          Fair value of stock issued in connection with
            acquisition of minority interest                           $       --          $1,243,474          $        --
                                                                       ----------          ----------          -----------
          Notes issued in connection with acquisition of
            businesses                                                 $  505,834          $2,906,513          $        --
                                                                       ----------          ----------          -----------
          Tax benefit of restricted stock vesting                      $       --          $2,160,341          $        --
                                                                       ----------          ----------          -----------
          Fair value of stock issued in connection with
            acquisition of business of discontinued operation          $       --          $1,851,284          $        --
                                                                       ----------          ----------          -----------
          Cancellation of shareholder's note payable
            obligation and issuance of stock                           $       --          $1,053,735          $        --
                                                                       ----------          ----------          -----------
          Note issued in connection with consulting agreement
            entered into with former shareholder of an
            acquired business                                          $       --          $       --          $   147,914
                                                                       ----------          ----------          -----------


(16) Quarterly Financial Data (unaudited)


                                     FIRST           SECOND            THIRD            FOURTH
                                    QUARTER          QUARTER          QUARTER           QUARTER
                                    -------          -------          -------           -------
                                             (in thousands, except per share amounts)
1998
----
  Net sales                         $53,650          $60,605          $70,537          $69,751
  Gross profit                       18,621           21,496           25,276           24,858
  Net income (loss)                   2,792            3,955            5,292             (254)
  Earnings (loss) per share:
      Basic                         $  0.18          $  0.21          $  0.25          $ (0.01)
      Diluted                       $  0.17          $  0.21          $  0.24          $ (0.01)



1997
----
  Net sales                         $42,529          $47,799          $48,267          $54,291
  Gross profit                       14,318           16,891           16,064           16,712
  Net income (loss)                   1,251            2,312            2,387           (5,240)
  Earnings (loss) per share:
      Basic                         $  0.09          $  0.16          $  0.16          $ (0.35)
      Diluted                       $  0.08          $  0.15          $  0.15          $ (0.35)


(17) Subsequent Events

       (a) Discontinued Operation - Voice and Data Communications Group--On April 28, 1999, the Board of Directors approved a formal plan to discontinue operations of the Voice and Data Communications Group, which offered secure satellite communication equipment and satellite navigation systems. The Company received an outside expression of interest for this business in April, 1999 and intends to make the assets of the segment available for sale immediately and expects to complete the disposal of this segment within the next twelve months. The results of operations of this Group have been classified as discontinued operations and all prior periods have been restated accordingly. The results of the discontinued Voice and Data Communications Group reflect an allocation of interest expense based on the Group's average net assets. The Group does not warrant any material income tax expense or benefit for the periods presented.

           Net sales, results of operations and net assets from this discontinued operation are as follows (in thousands):


                                                                  YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1996      1997       1998
                                                               ------    -------    -------
           Net sales                                           $7,770    $17,437    $17,653
           Interest expense allocation                         $   --    $   367    $   288
           Income (loss) from discontinued operations          $  333    $  (305)   $(1,325)



                                                                   AS OF DECEMBER 31,
                                                                   ------------------
                                                                    1997         1998
                                                                   -------    -------
           Current assets, including $398 of advances on
             purchase agreement                                    $12,643    $12,071
           Property, plant and equipment, net                          125         68
           Advances on purchase agreement                            1,275      1,130
           Other assets                                              3,305      3,077
           Current liabilities                                      (6,616)    (5,234)
                                                                   -------    -------
                 Net assets of discontinued operations             $10,732    $11,112
                                                                   =======    =======



           In June 1995, the Voice and Data Communications Group entered into a firm purchase agreement with Glocom, Inc. ("Glocom"). The agreement provided for an irrevocable purchase order for the purchase of 4,000 units of the Compact-M portable satellite telecommunication unit for approximately $12,000,000. In October 1997, the agreement was amended to provide certain pricing concessions to the Group for purchases by the Group of products sold by Glocom and to provide a reduction in the quantity of the original units that must be purchased. The amendment also provided certain licensing rights to the Group. In November 1998, the Group entered into a purchase agreement with Glocom to acquire a new type of portable satellite telecommunication terminal. This contract provided for approximately a $3,000,000 purchase commitment. The agreement restated that the pricing concession provided on units purchased set forth in the above referenced amendment, in order to continue to amortize the remaining balance of the original advance, applies to the purchase of the new terminals. At December 31, 1998, the Group was committed to purchase approximately 240 INMARSAT B terminals at a total cost of approximately $3.0 million. In accordance with the original agreement, the Group advanced a total of $3,000,000 to Glocom for the funding of the related production costs. As of December 31, 1997 and 1998, the Group had advances to the above vendor of $1,673,123 and $1,130,361, respectively.

           In February 1997, the Company completed an acquisition in the Voice and Data Communications Group which was accounted for as a purchase business combination. The purchase price of $3.5 million consisted of approximately $1.6 million in seller-provided financing and 170,234 shares of common stock (valued at approximately $1.9 million or $10.88 per share). The resulting goodwill of approximately $3.5 million from this transaction is being amortized over fifteen years.

           One executive in the Voice and Data Communications Group has an employment agreement subject to similar terms as discussed in Note 12(b). If terminated without cause, this commitment would approximate $1.1 million as of December 31, 1998.

           The Company will continue to monitor the potential for impairment of the net assets of the discontinued Voice and Data Communications Group, if any, and will record impairment reserves as facts and circumstances warrant. Based on its most recent analysis, the Company believes no impairment exists at December 31, 1998.

       (b) Acquisitions--In addition to the mergers during 1999 with BAI and FRI discussed in Note 3, the Company completed an additional acquisition in 1999 which was accounted for as a purchase business combination. In June, 1999 the Company completed the acquisition of substantially all of the assets and liabilities of The Buchler Phillips Group (BP). BP provides financial recovery, restructuring, insolvency and turnaround services throughout the United Kingdom and Europe and will be included in the Investigations and Intelligence Group. The purchase price amounted to approximately $20.0 million and consisted of approximately $12.0 million in cash and 366,469 shares of common stock (valued at approximately $8.0 million or an average of $21.86 per share).

       (c) Pending Purchase of Company Common Shares--On November, 15, 1999, the Company announced that it had entered into a definitive agreement with Blackstone Capital Partners III Merchant Banking Fund L.P. (Blackstone) pursuant to which shares held by all Company shareholders, other than certain members of management, will be acquired by Blackstone for $18.00 per share in cash. Certain members of management will retain ownership of approximately eight percent of Company common stock. Additionally, certain significant shareholders will exchange some of their shareholdings for preferred stock of the Company. This transaction is subject to the approval of the Company's shareholders.